UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AUTHENTEC, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 28, 2010

Dear Fellow Stockholder:

You are cordially invited to attend this year’s Annual Meeting of stockholders on Monday, July 26, 2010 at 9:00 a.m.  The Annual Meeting will be held at Hilton Melbourne Rialto Place, located at 200 Rialto Place, Melbourne, Florida 32901.  The accompanying notice explains the matters that will be submitted to a vote of stockholders at the Annual Meeting, including a proposal to elect the nominees proposed by your Board of Directors to serve until the next Annual Meeting of stockholders and a proposal to approve and adopt our 2010 Incentive Plan.

We hope you will be able to attend the Annual Meeting, but if you cannot do so, it is important that your shares be represented.  We urge you to read the proxy statement carefully, and to use the WHITE proxy card to elect the nominees proposed by your Board of Directors by telephone or Internet, or by signing, dating, and returning the enclosed WHITE proxy card in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting. Instructions are provided on the WHITE proxy card.

Thank you for your continued support.  If you have any questions, please contact MacKenzie Partners, Inc., which is assisting us in connection with this year's Annual Meeting, at 1-800-322-2885.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

/S/    F. SCOTT MOODY

F. Scott Moody
Chief Executive Officer

100 Rialto Place, Suite 100
Melbourne, Florida 32901
 (321) 308-1300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 26, 2010

To the Stockholders:

Notice is hereby given that the annual meeting of the stockholders of AuthenTec, Inc., a Delaware corporation, will be held on Monday, July 26, 2010, at 9:00 a.m. local time, at Hilton Melbourne Rialto Place, located at 200 Rialto Place, Melbourne, Florida 32901, for the following purposes:

(1)           To elect five (5) directors to hold office until the 2011 Annual Meeting of stockholders for a one year term and until their respective successors are elected and qualified;

(2)           To approve and adopt our 2010 Incentive Plan (“2010 Plan”);

(3)           To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2010; and

(4)           To transact such other business as may properly come before the meeting.

Only holders of record of AuthenTec’s common stock at the close of business on June 7, 2010 will be entitled to notice of, and to vote at, the Annual Meeting. Please vote in one of the following ways:

•	use the toll-free telephone number shown on your WHITE proxy card;

•	visit the website shown on your WHITE proxy card to vote via the Internet; or

•	mark, sign, date and return the enclosed WHITE proxy card in the enclosed postage-paid envelope.

Our Board of Directors unanimously recommends a vote FOR the director nominees named in this proxy Statement, FOR the adoption of the 2010 Plan and FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal 2010.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, you are urged to promptly complete, sign, date and return the enclosed WHITE proxy card in the envelope provided (or follow the instructions set forth in the enclosed proxy to vote by telephone or the Internet). Returning your proxy card as described above does not deprive you of your right to attend the meeting and to vote your shares in person. However, in order to vote your shares in person at the meeting, you must be a stockholder of record or hold a valid proxy from your broker permitting you to vote at the meeting. If you have any questions or need assistance in voting your shares of AuthenTec stock, please call MacKenzie Partners, Inc, which is assisting us with this year’s Annual Meeting at 1-800-322-2885.

You should know that UPEK, Inc. (“UPEK”) has indicated that they may propose alternative director nominees for election at the Annual Meeting in opposition to the nominees recommended by your Board of Directors. We strongly urge you to vote for the nominees proposed by your Board by using the enclosed WHITE proxy card and not to return, and simply throw away, any proxy card sent to you by UPEK.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on July 26, 2010.

The Proxy Statement and the 2009 Annual Report to Stockholders are available at
www.readmaterial.com/authentec

By order of the Board of Directors,

/S/ FREDERICK JORGENSON

Frederick Jorgenson
Vice President, General Counsel, and Secretary
June 28, 2010

TABLE OF CONTENTS

SOLICITATION AND VOTING	1
PROPOSAL NO. 1 – ELECTION OF DIRECTORS	2
CORPORATE GOVERNANCE	4
MANAGEMENT	8
PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT	9
EXECUTIVE COMPENSATION	10
DIRECTOR COMPENSATION	22
EQUITY COMPENSATION PLAN INFORMATION	23
RELATED PERSON TRANSACTIONS	24
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24
PROPOSAL NO. 2 – APPROVAL AND ADOPTION OF THE 2010 PLAN	25
PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	33
AUDIT COMMITTEE REPORT	34
STOCKHOLDER PROPOSALS OR NOMINATIONS TO BE PRESENTED AT THE 2011 ANNUAL MEETING	35
ANNUAL REPORT	35
TRANSACTION OF OTHER BUSINESS	35
APPENDIX A	A-1
APPENDIX B	B-1

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of AuthenTec, Inc., a Delaware corporation, for use at its annual meeting of stockholders to be held on Monday, July 26, 2010, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are first being mailed to stockholders on or about June 28, 2010.

SOLICITATION AND VOTING

Voting Rights and Outstanding Shares

Only stockholders of record as of the close of business on June 7, 2010, will be entitled to vote at the meeting and any adjournment thereof. As of that time, we had 29,912,844 shares of Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and broker non-votes (as described below) will each be counted as present for purposes of determining the presence of a quorum.

Beneficial Owners

If you hold your shares in “street name” through a broker, bank or other nominee, you are a “beneficial holder,” and the proxy materials together with a voting instruction form will be forwarded to you by your broker, bank or other nominee.  If you are a beneficial holder, you may not vote the shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.  Furthermore, if your shares are held in street name the availability of telephone and Internet voting will depend on the voting processes of the applicable bank, broker or other nominee; therefore, it is recommended that you follow the voting instructions on the form you receive from your bank, broker or other nominee.

Broker Non-Votes

A bank, broker or other nominee is entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors, without instructions from the beneficial holder of those shares.  On the other hand, a broker will not be entitled to vote shares held in street name on certain non-routine items, such as the election of directors and approval of the 2010 Plan, absent instructions from the beneficial holders of such shares. Consequently, if your shares are held in street name and you do not submit any voting instructions to your bank, broker or other nominee, your shares will not be voted on these non-routine matters and will be considered a “broker non-vote.”  Broker non-votes will not be counted in determining the number of shares necessary for approval of these non-routine matters, although they will count for purposes of determining whether a quorum exists.

Voting of Proxies

All shares of our common stock represented by properly executed proxies received before or at the Annual Meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted as the Board recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. A stockholder giving a proxy has the power to revoke or change his or her proxy at any time before it is exercised by delivering to the Secretary of AuthenTec a written notice revoking or changing the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Alternatively, you may change or revoke your vote by telephone or through the Internet by following the instructions on your WHITE proxy card.

To vote at the Annual Meeting in person, you must be a stockholder of record or hold a valid proxy from your bank or broker permitting you to vote at the Annual Meeting.

Expenses of Solicitation

We will pay the costs of solicitation of proxies, including the cost of assembling and mailing this proxy statement and the material enclosed herewith. We estimate that the total expenditures relating to our current proxy solicitation (other than salaries and wages of officers and employees) will be not less than $125,000 and no more than $250,000.  As of the date of this proxy statement we have incurred approximately $75,000 of these costs.  In addition to the use of the mails, proxies may be solicited personally, by telephone or facsimile or by our corporate officers and employees without additional compensation. We intend to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers. In addition, we have retained MacKenzie Partners, Inc. (“MacKenzie”), to assist in the solicitation of proxies, for a fee estimated to be not less than $25,000 and no more than $150,000 plus out-of-pocket expenses. We have also agreed to indemnify MacKenzie against certain liabilities arising out of or in connection with the engagement. MacKenzie has advised us that approximately 50 of its employees will be involved in the proxy solicitation by MacKenzie on our behalf.

Appendix A sets forth information relating to our director nominees as well as certain of our officers who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors and director nominees of AuthenTec or because they may be soliciting proxies on our behalf.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors are to be elected at the Annual Meeting to hold office until the 2011 Annual Meeting of Stockholders and until their respective successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as our Board of Directors may designate.

The Board of Directors recommends a vote “FOR” the nominees named below.

The following table sets forth the names, ages, principal occupation and tenure of each of the nominees.

Name	Principal Occupation	Age	Director Since
F. Scott Moody	Chief Executive Officer	53	1998
Matthew P. Crugnale	President of Crugnale Associates	73	1998
Chris Fedde	President and Chief Operating Officer of SafeNet, Inc	59	2008
Gustav H. Koven III	Partner/Manager of various Venture Capital Partnerships/LLCs	67	1999
William Washecka	Chairman of the Board and Retired Partner of Ernst & Young LLP; Consultant	62	2008

The business experience and other specific skills, attributes and qualifications of each of the nominees are as follows:

F. Scott Moody is our co-founder and has served as a member of our Board of Directors and our Chief Executive Officer, or CEO, since inception. He was elected as Chairman of our Board of Directors in October 2006, and served in this capacity until January 2010. From inception to July 2006, he also served as our President. Prior to founding the company in 1998, Mr. Moody was the Vice President of the Core Products Division of the Semiconductor Sector of Harris Corporation, or Harris, now Intersil Corporation. Mr. Moody began his career at Harris in 1980, during which time he held positions in engineering, program management, operations, and marketing and general management in Harris’s Semiconductor and Electronic Systems Sectors. Mr. Moody received a BS degree in Industrial Engineering from North Carolina State University and an Executive MBA from the University of Florida.  Pursuant to Mr. Moody’s employment agreement, we have agreed that the Nominating and Corporate Governance Committee of our Board of Directors will use its best efforts to nominate Mr. Moody to our Board of Directors. As our co-founder and CEO, Mr. Moody brings insight into all aspects of our business.  Mr. Moody’s leadership, together with the skills and knowledge of our industry and the Company, has been instrumental in our leadership position in the market and our transformation into a security, identity management and touch control solutions provider.

Matthew P. Crugnale has served as a member of our Board of Directors since our founding in 1998. Mr. Crugnale has had a 50-year career in the electronics industry, and since 1982, he has been the President of Crugnale Associates, a Silicon Valley-based strategic consulting firm. Mr. Crugnale has successfully assisted over 70 start-up and spin-off technology companies. Before starting Crugnale Associates, he was Vice President, International Marketing for Beckman Instruments. Prior to this, Mr. Crugnale spent 20 years as a General Electric executive culminating his GE career as Director, Europe, where he worked directly for Jack Welch. Mr. Crugnale earned a BSEE degree from Case Institute of Technology, and his education includes graduate work at the Massachusetts Institute of Technology’s Sloan School of Management and Renesselar Polytechnic Institute. Mr. Crugnale offers our board a deep understanding of the electronics industry gained from over 50 years of experience in the industry and valuable insight into corporate and marketing strategies as the president of his own strategic consulting firm.

Chris Fedde has served as a member of our Board of Directors since February 2008. Mr. Fedde has been the President and Chief Operating Officer of SafeNet, Inc., a $500 million global leader in information security, since October 2006. From February 2001 through October 2006, Mr. Fedde served as Director of Corporate Business Development and as a General Manager at SafeNet, Inc., a leader in products that provide information security and data protection. Mr. Fedde is also on the Board of Directors of SafeNet. Prior to joining SafeNet, Mr. Fedde was the Director of Secure Products at Harris, a position he held after leading several radio business units at Harris. Prior to this, Mr. Fedde directed R&D departments at Motorola, Inc. While at Motorola and Harris, he was awarded several patents in the wireless field. Mr. Fedde earned a BSEE degree from the University of Iowa.  Mr. Fedde’s experience at SafeNet, Harris and Motorola provide the board with an extensive knowledge of the technology and security industries and insight into industry wide trends which affect our business.

Gustav H. Koven III has served as a member of our Board of Directors since 1999. Mr. Koven was a manager of certain aspects of Knickerbocker 1999 Direct Investments LLC from 1999 to 2008 and was a manager of certain aspects of HT 1999 Direct Investments LLC from 2004 to 2008. Mr. Koven has been the Managing Member of Wildfields Venture Advisors LLC since 2003. After June 2007, Mr. Koven’s role at Knickerbocker 1999 Direct Investments LLC and HT 1999 Direct Investments LLC was with respect to investments of those entities in companies other than the investment in our company. Mr. Koven is currently a Founding Partner of SmithDefieux Capital Partners (SDCP Partners LLC) and a Founding Partner of Savano Direct Capital Partners LLC and BrownSavano Direct Capital Partners, LP. From 1990 to the present, Mr. Koven has been a partner in a number of Edison Venture Fund partnerships. Prior to joining Edison, Mr. Koven was the President of Chase Manhattan Capital Corporation and Chase Manhattan Investment Holdings. Mr. Koven earned a Bachelor of Engineering degree from Stevens Institute of Technology and a MBA from Columbia University Graduate School of Business.  As a member of our board since 1999, Mr. Koven has been and continues to be instrumental in our growth and offers our board extensive knowledge of the Company and our business.  In addition, Mr. Koven has served on the boards of multiple technology companies and brings this experience to bear as the Chairman of our Nominating and Corporate Governance Committee.

William Washecka has served as a member of our Board of Directors since June 2008 and was elected as Chairman of our Board of Directors on June 28, 2010. Mr. Washecka also serves as a director on the board of Online Resources and in the past served as a director on the board of Avalon Pharmaceuticals, Inc.  From 2004 to 2006, Mr. Washecka served as Chief Financial Officer of Prestwick Pharmaceuticals, which specializes in therapies for central nervous system disorders. From 2001 to 2002, Mr. Washecka served as Chief Financial Officer for USinternetworking, Inc., an enterprise and e-commerce software service provider. Previously, Mr. Washecka was a senior audit partner with Ernst & Young LLP, which he joined in 1972 and was responsible for the High Technology and emerging business practice in the Mid Atlantic area. He has a BS in accounting from Bernard Baruch College of New York and completed the Kellogg Executive Management Program.  Mr. Washecka’s extensive financial and accounting experience gained as a CFO of multiple companies and as a partner at Ernst & Young is a great asset to our board and our Audit Committee in particular.

Robert E. Grady resigned from our Board of Directors on June 24, 2010.  After careful consideration our Board of Directors determined that it was in our best interests and those of our stockholders to set the size of our Board of Directors at five (5) directors, effective June 24, 2010.

Vote Required and Board of Directors Recommendation

Election of directors will be by a plurality of the votes of the shares of stock entitled to vote on the election of directors. Accordingly, the nominees for director receiving the highest number of affirmative votes cast on the election of directors at the annual meeting will be elected as directors. If you do not vote for a nominee, or if you indicate “withholding authority” on your proxy card, your vote will not count either for or against the nominee. Also, if your broker does not vote on this proposal it will have no effect on the election.

The Board of Directors unanimously recommends a vote “FOR” the nominees named above.  Proxies received by our Board of Directors will be so voted unless stockholders specify in their proxies a contrary choice.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that, other than F. Scott Moody, each of the members of the Board is an independent director under NASDAQ listing standards.

Executive Sessions

The independent directors meet in regularly scheduled meetings at which time only the independent directors are present.

Committees and Meeting Attendance

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter adopted by the Board. Copies of these charters are available on our website at www.authentec.com. The Board of Directors held 14 meetings during the fiscal year ended January 1, 2010. Each of the standing committees of the Board held the number of meetings indicated below. During the last fiscal year each of our directors attended at least 75% of the total number of meetings of the Board and all of the committees of the Board on which such director served during that period. Directors are encouraged to attend our Annual Meetings of stockholders. All of our directors attended last year’s Annual Meeting telephonically, except for F. Scott Moody, our Chief Executive Officer, and Bill Washecka, on behalf of the independent directors, who attended in person.

The following table sets forth the three standing committees of the Board, the members and chairman of each committee during the last fiscal year and the number of meetings held by each committee:

Name of Director	Audit	Compensation	Nominating and Corporate Governance
Robert E. Grady	Member	Chair
Matthew P. Crugnale	Member	Member
Chris Fedde		Member	Member
Gustav H. Koven III	Member	Member	Chair
William Washecka	Chair		Member
Number of Meetings:	5	7	2

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

•	is responsible for the appointment, compensation and retention of our independent auditors and reviews and evaluates the auditors’ qualifications, independence and performance;

•	oversees the auditors’ audit work and reviews and pre-approves all audit and non-audit services that may be performed by them;

•	reviews and approves the planned scope of our annual audit;

•	monitors the rotation of partners of the independent auditors on our engagement team as required by law;

•	reviews our financial statements and discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements;

•	reviews our critical accounting policies and estimates;

•	oversees the adequacy of our accounting and financial controls;

•	annually reviews the audit committee charter and the committee’s performance;

•	reviews and approves all related-party transactions;

•
establishes and oversees procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters and oversees enforcement, compliance and remedial measures under our code of conduct; and

•
discusses guidelines and policies to govern the process by which risk assessment and management is undertaken and handled and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The current members of our Audit Committee are William Washecka, Gustav H. Koven III, and Matthew P. Crugnale. Mr. Washecka is the chairman of the Audit Committee and our Audit Committee financial expert as currently defined under applicable SEC rules. We believe that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with, the applicable requirements of the Nasdaq Stock Market and applicable SEC rules and regulations.

Compensation Committee

Our Compensation Committee reviews, recommends and approves policies relating to compensation and benefits of our officers and directors, administers our stock option and benefit plans and reviews general policy relating to compensation and benefits. Duties of the Compensation Committee include:

•	reviewing and approving corporate goals and objectives relevant to compensation of the directors, chief executive officer and other executive officers;

•	evaluating the performance of the chief executive officer and other executive officers in light of those goals and objectives;

•	recommending to the board of directors the proposed compensation of our chief executive officer and our four other most highly compensated executive officers;

•	administering the issuance of stock options and other awards to executive officers and directors under our compensation plans;

•	overseeing the risks related to our compensation policies and practices; and

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

The current members of our Compensation Committee are Chris Fedde, who is the committee chair, Gustav H. Koven III and Matthew P. Crugnale. We believe that the composition of our Compensation Committee meets the criteria for independence under, and the functioning of our Compensation Committee complies with, the applicable requirements of the Nasdaq Stock Market and applicable SEC rules and regulations.

In discharging its duties, the Compensation Committee has the authority to retain compensation consultants. The committee meets as often as it deems appropriate; provided however, that the committee meets at least annually with our chief executive officer and such other senior executives as the committee deems appropriate.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Gustav H. Koven III, who is the committee chair, Chris Fedde, and William Washecka. We believe that the composition of our Nominating and Corporate Governance Committee meets the criteria for independence under, and the functioning of our Nominating and Corporate Governance Committee complies with, the applicable requirements of the Nasdaq Stock Market and applicable SEC rules and regulations. The Nominating and Corporate Governance Committee considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates, considers committee member qualifications, appointment and removal, develops corporate governance principles for recommendation to the Board of Directors and oversees the regular evaluation of our directors and management.

Stockholder Nominations

The Nominating and Corporate Governance Committee reviews, evaluates and proposes prospective candidates for our Board of Directors and considers nominees recommended by stockholders. Stockholders wishing to submit nominations must notify us of their intention to do so as set forth under the “Stockholder Proposals or Nominations to be Presented at the 2011 Annual Meeting” section of this proxy statement.

Director Nominating Process

Our Board of Directors has established the following process for the identification and selection of candidates for director. The Nominating and Corporate Governance Committee annually reviews the appropriate experience, skills and characteristics required of Board members in the context of the current membership of the Board to determine whether the Board would better be enhanced by the addition of one or more directors. This review includes, among other relevant factors in the context of the perceived needs of the Board at that time, issues of experience, reputation, judgment, diversity and skills. The Nominating and Corporate Governance Committee, when considering diversity, gives strong consideration to a wide range of diversity factors as a matter of practice.

If the Nominating and Corporate Governance Committee determines that adding a new director is advisable, the Committee initiates a search, working with other directors, management and, if it deems appropriate or necessary, a search firm retained to assist in the search. The Nominating and Corporate Governance Committee considers all appropriate candidates proposed by management, directors and stockholders. Information regarding potential candidates is presented to the Nominating and Corporate Governance Committee, and the Committee evaluates the candidates based on the needs of the Board at that time. Potential candidates are evaluated according to the same criteria, regardless of whether the candidate was recommended by stockholders, the Nominating and Corporate Governance Committee, another director, Company management, a search firm or another third party.  Each candidate for director must have personal and professional integrity, demonstrate exceptional ability and judgment and shall be effective, in conjunction with other nominees and directors, collectively, in serving our and our stockholders’ long-term interests. The Nominating and Corporate Governance Committee then submits any recommended candidate(s) to the full Board of Directors for approval and recommendation to the stockholders.

Our Board of Directors is comprised of individuals with diverse experience at policy-making levels in a variety of businesses that are relevant to the Company’s activities. Each director was nominated on the basis of the unique experience, qualifications, attributes and skills that he brings to the Board, as well as how those factors blend with those of the others on the Board as a whole. For a discussion of the qualifications, attributes and skills that led our Board of Directors to determine that the director nominees should serve on our Board, please see the information under “Proposal No. 1—Election of Directors.”

Communications with the Board

Our Board of Directors maintains a process for stockholders to communicate with the Board of Directors or individual directors as follows: Stockholders who wish to communicate with the Board of Directors or an individual director should direct written correspondence to our corporate secretary, Frederick Jorgenson, c/o AuthenTec, Inc., 100 Rialto Place, Suite 100, Melbourne, Florida 32901. Any such communication must contain (i) a representation that the stockholder is a holder of record of our common stock, (ii) the name and address, as they appear on our books, of the stockholder sending such communication and (iii) the number of shares of our common stock that are beneficially owned by such stockholder. The Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

Board Leadership Structure

We currently have an independent chairman separate from our CEO.  Our Board of Directors believes it is important to maintain flexibility in its board leadership structure and has had in place different leadership structures over the past few years, including a lead independent director and a combined chairman and CEO.  Having an independent chairman or independent lead director enables non-management directors to raise issues and concerns for board consideration without immediately involving management. The chairman or independent lead director also serves as a liaison between the board and senior management.

Board Oversight of Risk

Our Board of Directors recognizes that, although risk management is primarily the responsibility of our management team, our Board plays a critical role in the oversight of risk. Our Board believes that an important part of its responsibilities is to assess the major risks we face and to review our options for monitoring and controlling these risks. Our Board assumes responsibility for our overall risk assessment. Our Audit Committee has specific responsibility for the guidelines and policies to govern the process by which risk assessment and management is undertaken and handled.  This includes our risk assessment and management policies, our major financial risk exposure and the steps taken by management to monitor and mitigate such exposure. Our Compensation Committee oversees the risks relating to our compensation policies and practices as well as management development and leadership succession. Our Board as a whole examines specific business risks on a company-wide basis as part of its regular strategic reviews.

In addition to periodic reports from our Audit Committee about risks, management discusses matters of particular importance or concern, including any significant areas of risk requiring Board attention, at meetings of Board of Directors.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The Code of Business Conduct and Ethics is available on our website at www.authentec.com. It is the Company’s intention to disclose any waivers of, or amendments to, the Code of Ethics on its website, www.authentec.com.

MANAGEMENT

The following table shows information about our current executive officers:

Name	Position	Age
F. Scott Moody	Director and Chief Executive Officer	53
Lawrence J. Ciaccia, Jr.	President	51
Gary R. Larsen	Chief Financial Officer	46
Anthony Iantosca	Sr. Vice President—Worldwide Operations	45
Frederick R. Jorgenson	Vice President—General Counsel	45

Executive Officers:

F. Scott Moody is our co-founder and has served as a director and our Chief Executive Officer since inception. He was elected as Chairman of our board of directors in October 2006, and continued in this capacity until January 2010.  From inception to July 2006, he also served as our President. Prior to founding the company in 1998, Mr. Moody was the Vice President of the Core Products Division of the Semiconductor Sector of Harris Corporation, or Harris, now Intersil Corporation. Mr. Moody began his career at Harris in 1980, during which time he held positions in engineering, program management and marketing. Mr. Moody received a BS degree in Industrial Engineering from North Carolina State University and an Executive MBA from the University of Florida.

Lawrence (Larry) J. Ciaccia, Jr. has been our President since July 2006. He joined us as Executive Vice President of Marketing in March 2005. From March to November 2004, he was Vice President and General Manager of the wireless data and networking component products division at Conexant Systems, Inc. From 1999, he held the same position through a series of acquisitions with Globespan Virata Inc. and Intersil. Mr. Ciaccia began his career as a design engineer in 1980 with the Semiconductor Sector of Harris. Mr. Ciaccia received a BS degree in Electrical Engineering from Clarkson University and an MBA from Florida Institute of Technology.

Gary R. Larsen has been our Chief Financial Officer since December 2006. From April 2005 to December 2006, Mr. Larsen served as Chief Financial Officer of Artesyn Technologies, Inc. Mr. Larsen also served as Artesyn’s Corporate Controller from May 1999 to April 2005. Prior to joining Artesyn, Mr. Larsen served in a variety of management positions with W.R. Grace & Co. Mr. Larsen began his career with KPMG Peat Marwick, LLP. Mr. Larsen received a BS degree from the State University of New York at Buffalo and an MBA from Leonard N. Stern School of Business at New York University.

Anthony (Tony) Iantosca has been our Sr. Vice President of Worldwide Operations since August 2008. From 2005 to 2008, Mr. Iantosca served as our Vice President of Operations. He joined us as Director of Manufacturing Operations in August 2000. Prior to joining us, Mr. Iantosca was a director with Signetics Corporation from 1999 to August 2000. Prior to that, he was the Director of Operations for Catalyst Semiconductor Inc. from 1995 to 1999. Prior to joining Catalyst, Mr. Iantosca served as Director of Offshore Manufacturing for Cypress Semiconductor Corporation. Mr. Iantosca received an MBA from the J.L. Kellogg Graduate School of Management at Northwestern University, an International MBA from the Hong Kong University of Science and Technology, and an Electronic Engineering diploma from the GTE Sylvania Technical School.

Frederick (Fred) R. Jorgenson has been our Vice President and General Counsel since November 2006. Prior to joining us, Mr. Jorgenson was Senior Counsel for intellectual property and licensing at Raytheon Company from October 2005 to November 2006. From April 2005 to October 2006, Mr. Jorgenson served as a consultant, after having served as the Chief Executive Officer of RJ Mears, LLC from January 2003 to April 2005. From October 2000 through January 2003, Mr. Jorgenson served as an Assistant General Counsel of Fujitsu Network Communications, Inc. Prior to October 2000, Mr. Jorgenson served as intellectual property and licensing counsel with Harris. Mr. Jorgenson received a BS degree in Electrical Engineering from Florida International University and a JD degree from Florida State University.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT

The following table sets forth, as of June 4, 2010, certain information with respect to the beneficial ownership of our outstanding common stock by (i) each person or entity we know to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors and director-nominees, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, and subject to applicable community property laws, each of the persons named in this table has sole voting and investment power with respect to all the shares indicated as beneficially owned by such person. Unless otherwise indicated in this proxy statement, the address for each stockholder listed is c/o AuthenTec, Inc., 100 Rialto Place, Suite 100, Melbourne, FL 32901.

Name and Address of Beneficial Owner Outstanding (1)	Number of Shares Beneficially Owned	Percent of Shares
5% Stockholders:
Crosslink Capital, Inc. (2)	1,939,600	6.5%
Harris Corporation (3)	1,881,265	6.3%
Named Executive Officers and Directors:
F. Scott Moody (4)	1,483,153	4.8%
Lawrence J. Ciaccia, Jr. (5)	303,814	*
Gary R. Larsen (6)	200,793	*
Anthony Iantosca (7)	107,533	*
Frederick Jorgenson (8)	136,731	*
Matthew P. Crugnale (9)	48,708	*
Gustav H. Koven III (10)	132,357	*
William Washecka (11)	44,519	*
Chris Fedde (12)	40,875	*
All directors and executive officers as a group (9 persons) (13)	2,498,483	7.8%

*	Less than 1%

(1)
The percentage of shares beneficially owned was determined based on a fraction, the numerator of which is the sum of (a) the number of outstanding shares of common stock beneficially owned by such owner, (b) the number of shares issuable upon exercise of options beneficially owned by such owner and exercisable within 60 days of June 4, 2010 and (c) the number of restricted stock units which vest within 60 days of June 4, 2010, and the denominator of which is the sum of (a) 29,911,094 shares, which is the aggregate number of shares of common stock outstanding on June 4, 2010, (b) the aggregate number of shares of common stock issuable upon exercise of options beneficially owned by such owner and exercisable within 60 days of June 4, 2010, and (c) the number of restricted stock units which vest within 60 days of June 4, 2010.

(2)
The number of shares beneficially owned is based on the information contained in that certain Schedule 13G that was filed with the SEC on February 16, 2010, reporting beneficial ownership of our securities held by Crosslink Capital, Inc. (“Crosslink”)  The stock reported as beneficially owned by Crosslink Capital, Inc. also includes shares of stock beneficially owned by Crosslink affiliates.  Crossover Fund V Management, LLC, Crossover Fund IV Management, LLC, Delta Growth Management, LLC, and Michael J. Stark are affiliates of Crosslink.  Crosslink’s address is Two Embarcadero Center, Suite 2200, San Francisco, CA 94111.

(3)
The number of shares beneficially owned is based on the information contained in that certain Schedule 13G that was filed with the SEC on February 2, 2010, reporting beneficial ownership of our securities by Harris Corporation. Harris Corporation is a publicly traded company, and the corporation itself has voting and dispositive power over these shares.  Harris Corporation’s address is 1025 West Nasa Boulevard, Melbourne, FL 32919.

(4)	Includes 1,223,148 shares of stock issuable upon exercise of options and restricted stock units that are vested or will vest within 60 days of June 4, 2010.

(5)	Includes 303,814 shares of stock issuable upon exercise of options and restricted stock units that are vested or will vest within 60 days of June 4, 2010.

(6)	Includes 160,457 shares of stock issuable upon exercise of options and restricted stock units that are vested or will vest within 60 days of June 4, 2010.

(7)	Includes 106,945 shares of stock issuable upon exercise of options and restricted stock units that are vested or will vest within 60 days of June 4, 2010.

(8)	Includes 136,521 shares of stock issuable upon exercise of options and restricted stock units that are vested or will vest within 60 days of June 4, 2010.

(9)	Includes 48,708 shares of stock issuable upon exercise of options that are vested or will vest within 60 days of June 4, 2010.

(10)	Includes 48,708 shares of stock issuable upon exercise of options that are vested or will vest within 60 days of June 4, 2010.

(11)	Includes 44,519 shares of stock issuable upon exercise of options that are vested or will vest within 60 days of June 4, 2010.

(12)	Includes 38,875 shares of stock issuable upon exercise of options that are vested or will vest within 60 days of June 4, 2010.

(13)	Includes 2,111,695 shares of stock issuable upon exercise of options and restricted stock unit awards that are vested or will vest within 60 days of June 4, 2010.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary goals of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract and retain the most talented and dedicated executives possible, to tie annual and long-term cash and stock incentives to achievement of specified performance objectives, and to align executives’ incentives with stockholder value creation.

To achieve these goals, our Compensation Committee recommends executive compensation packages to our Board of Directors that are generally based on a mix of salary, discretionary bonus and equity awards. Although our Compensation Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, we intend to implement and maintain compensation plans that tie a substantial portion of our executives’ overall compensation to achievement of corporate goals and value-creating milestones such as the development of our products, the establishment and maintenance of key strategic relationships, reaching sales and marketing targets and the growth of our customer base as well as our financial and operational performance, as measured by metrics such as revenue and profitability.

Our Compensation Committee evaluates individual executive performance with a goal of setting overall compensation at a level that is designed to attract and retain the most talented executives. The Compensation Committee takes into account our relative performance in the market and our own strategic goals. The committee also considers third party compensation survey data that encompass information from high tech companies, including numerous semiconductor companies.

In the past, we have utilized the services of a compensation consultant to review our policies and procedures with respect to executive compensation. In early 2008, we engaged an independent compensation consultant to review our compensation program, to conduct market comparisons, and to make recommendations regarding suggested changes to our executive compensation program.  The Compensation Committee used this information as a guide in establishing our compensation program for 2008.  For 2009, we continued the compensation program without significant deviation, and we did not engage a compensation consultant.  In addition, we have historically conducted an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. This review is based on a survey of executive compensation paid by similar companies in the semiconductor industry conducted externally, and is used as a gauge for evaluating market competitiveness. We did not undertake such annual review for 2009, however, because we made a decision not to increase compensation levels in an effort to control expenses. Our Compensation Committee also has historically taken into account input from other independent members of our Board of Directors and publicly available data relating to the compensation practices and policies of other companies both within and outside of our industry.

Our Compensation Committee intends to employ the services of third-party executive compensation specialists from time to time, as it sees fit, in connection with the establishment of cash and equity compensation and related policies.

Elements of Compensation

The compensation received by our executive officers consists of the following elements:

Base Salary. Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by other companies for similar positions within the semiconductor industry. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual experience, responsibilities and overall performance. Salaries are set annually by the committee, in the case of the Chief Executive Officer, and by the Chief Executive Officer and approved by the committee, for the other executives. The criteria for determining base salary are subjective rather than objective and in the past have included how the executive has contributed to our company’s revenue and operating net income, and how the executive has carried out the responsibilities of his position. For example, an executive may have been responsible for securing a new major customer or developing or producing a new product.

        Given the rapidly deteriorating economic conditions in 2009, it was necessary to substantially reduce expenses, including in the area of compensation. As part of these actions, our executive officers voluntarily agreed to reduce their annual base salaries for 2009. As a result of the reduction, Mr. Moody’s annual base salary was reduced approximately 10% to $265,000 per year, and the annual salaries of the other named executive officers were reduced between 5% and 10%, to a range of $179,550 to $204,120.

In March 2010 our Board of Directors approved a salary increase for Mr. Jorgenson in the amount of $25,450, bringing his current annual compensation to $205,000, in recognition of his significant contributions toward the successful resolution in 2009 of several legal proceedings involving the company.

In April 2010, our Board of Directors, upon the recommendation of the Compensation Committee, reinstated the annual salaries for Mr. Moody and the executive officers to their 2008 levels.  Mr. Moody’s annual salary was reinstated to $295,000; and the annual salaries for our other executive officers once again range from $195,300 to $226,800.

Discretionary Annual Bonus. In addition to base salaries, our Compensation Committee has the authority to award discretionary annual bonuses to our executive officers. The annual incentive bonuses are intended to compensate officers for achieving corporate goals and for achieving what the committee believes to be value-creating milestones. In prior years, each executive officer was eligible for a discretionary annual bonus up to an amount equal to a specified percentage of such executive officer’s salary. The target percentages were set at levels that, upon achievement of the targets, were likely to result in bonus payments that our Compensation Committee believed to be at or near the median for target bonus amounts for comparable companies in our industry. However, our Compensation Committee could increase the annual bonus paid to our executive officers.

Given the economic conditions and the need to reduce expenses, our Compensation Committee determined that there would not be a discretionary annual bonus paid in connection with performance in 2009, but would rely on longer-term equity compensation to more strategically align our executive officers’ compensation with the interests of our stockholders. While Mr. Moody’s employment contract provides for an annual bonus, he voluntarily agreed to forgo his participation in the discretionary annual incentive bonus for 2009.

Our Compensation Committee again determined that there would not be a discretionary annual bonus paid in connection with performance in 2010, but would continue to rely on longer-term equity compensation. Mr. Moody voluntarily agreed to forgo his participation in the discretionary annual incentive bonus for 2010, notwithstanding the terms of his employment contract.

Long-Term Incentive Program. We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock options and stock-based awards. Our equity compensation plans have been established to provide certain our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of our stockholders. Our Compensation Committee believes that the use of stock options and stock-based awards offers the best approach to achieving our compensation goals. While we have not adopted stock ownership guidelines, our equity compensation plans have provided the principal method for our executive officers to acquire a meaningful ownership interest in the company.

Prior to our initial public offering, we granted equity awards primarily through our 2004 Stock Incentive Plan, and following our initial public offering, we have primarily granted equity awards through our 2007 Stock Incentive Plan. Each plan was adopted by our Board of Directors and approved by our stockholders, and permits the grant of stock options, stock appreciation rights, restricted stock, and other stock-based awards to our officers, directors, employees and consultants. Typically, we grant options to individuals, including our executive officers, as part of their commencement of employment, and the amount of options is based upon the individual’s role and level of compensation. Additionally, we believe it is important that our executives and other employees have a certain amount of unvested stock options to provide incentives for them to continue their employment with the company.  As such we typically grant new options on an annual basis. Equity awards are typically granted on the first trading day of the month following approval by our Compensation Committee or its designee. We do not have a program or practice of coordinating the timing of our equity grants with the release of material non-public information.

Stock Options

In the first half of each year, we normally issue a broad based equity grant to the majority of our employees. Our Compensation Committee believes that these annual equity grants are important both for aligning the interests of our employees with stockholders, as well as for the retention of our employees, since new grants are unvested and typically require the employees to remain with the company for several years in order for the awards to vest and become exercisable. In determining the overall size of the 2009 annual grant, the Compensation Committee sought the advice of a third party compensation consultant regarding competitive market trends and considered the size of the estimated burn rate. The Compensation Committee reviewed competitive trend data, which the committee adjusted downward in consideration of the weak macroeconomic conditions. The Compensation Committee further refined the individual employee grants by considering the employee’s job performance and the number of unvested shares held by the employee. As a part of our 2009 annual equity grants, in the second quarter of 2009, the Compensation Committee granted stock options to purchase an aggregate of 98,040, 49,020, 39,216, 42,485 and 35,950 shares of common stock that vest over a four year period to Messrs. Moody, Ciaccia, Larsen, Iantosca, and Jorgenson, respectively.

            As described further in “Employment Arrangements with Named Executives,” each of our named executives agreed to salary reductions ranging from five to ten percent of their annual salaries. Additionally, most other employees earning over one hundred thousand dollars per year participated in the salary reduction. Subsequent to the executives agreeing to the salary reductions, the Compensation Committee determined that the named executives and all other employees who received salary reductions should receive stock option grants to partially offset the reduction in salaries with longer term equity compensation. Accordingly, on March 2, 2009, the Compensation Committee granted stock options to purchase an aggregate of 6,000 and 4,000 shares of our common stock at an exercise price of $1.36, which vest over two years with 50% vesting one year from March 2, 2009, with the remaining 50% vesting two years from the grant date, to Messrs. Iantosca and Jorgenson, respectively. On April 1, 2009, to partially offset the reduction in salaries, the Compensation Committee also granted stock options to purchase an aggregate of 12,300, 9,500 and 8,600 shares of our common stock at an exercise price of $1.52, which vest over two years with 50% vesting one year from the grant date, with the remaining 50% vesting two years from the grant date, to Messrs. Moody, Ciaccia and Larsen, respectively.

The Compensation Committee has not yet determined the size or the timing of the annual grant for 2010.

Performance-Based Restricted Stock Units

In early 2009, the Compensation Committee evaluated our performance-based equity compensation program in consideration of several factors, including the state of the company and industry and the elimination of the discretionary cash bonus in 2009. The Compensation Committee determined that an award of performance-based restricted stock units (RSUs) to the named executive officers and other employees was appropriate, and that the performance goals for such awards would be based on corporate revenue and net income levels for the 2009 and 2010 fiscal years. In accordance with this evaluation, on April 1, 2009, the Compensation Committee granted an aggregate of 75,000, 53,000, 42,500, 42,500 and 25,000 performance-based restricted stock units, to Messrs. Moody, Ciaccia, Larsen, Iantosca, and Jorgenson, respectively. Fifty percent of these awards could be earned in 2009 and 50% in 2010, based on the company’s achievement of a revenue goal and a net income goal for each year.  Of the amount that could be earned for each year, 75% could be earned based on achievement of the revenue goal and 25% could be earned based on achievement of the net income goal.  If at least 80% of the revenue goal or net income goal was achieved, then 50% of the RSUs associated with the respective goal would be earned.

The Compensation Committee determined that the 2009 targets would be stretch goals designed to motivate management to explore opportunities for growth through strategic M&A. Correspondingly, the revenue goal for 2009 was set --well above internal targets-- at $45 million, and the net income (loss) goal for 2009 was set at $(6.4) million. While management was diligent in considering M&A opportunities, the Company only completed one small acquisition in 2009 and therefore the Company did not meet these revenue and net income targets. Accordingly, the Compensation Committee determined that these goals were not achieved for 2009, and therefore the RSUs attached to 2009 performance were not earned and were cancelled. The plan remains in effect for the RSUs attached to 2010. The 2010 plan goals reflect improvement in revenue and net income as compared to the 2009 goals and substantial improvement over the 2009 actual performance.

On March 3, 2009, the Compensation Committee also granted 2,500 performance-based restricted stock units, 25% vesting on or before June 1, 2009 and the remainder vesting 25% on each three succeeding anniversaries, to Mr. Ciaccia, subject to the attainment of an individual goal related to a major design win. The Compensation Committee determined that Mr. Ciaccia achieved the individual goal on May 7, 2009.

           Severance and/or Change-in-Control Benefits. Our named executive officers, whom are designated below under “Summary Compensation Table,” are entitled to certain severance and/or change of control benefits, the terms of which are described below under “Change of Control Arrangements.” We believe these severance and/or change-in-control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals.  On April 3, 2009, Mr. Iantosca received an employment agreement.  Our Compensation Committee approved non-material amendments to the employment agreements of Messrs. Moody, Larsen, Ciaccia and Jorgenson, effective January 1, 2009, to comply with certain requirements under Section 409A of the Internal Revenue Code of 1986, as amended, relating to the change of control benefits of such executives. Our Compensation Committee also approved amendments to the employment agreements of Messrs. Larsen, Ciaccia and Jorgenson, each effective as of April 6, 2009, to update the change of control arrangements to reflect grants of non-option based incentive equity to executive officers. See below under “Employment Arrangements with Named Executive Officers” and “Change of Control Arrangements” for a complete description of the terms of such agreements.

Other Compensation. We have employment agreements with Mr. Moody and each of our other executive officers. Consistent with our compensation philosophy, we intend to continue to maintain the current benefits and pre-requisites for our executive officers set forth in their employment agreements and under existing company compensation policies; however, our Compensation Committee, in its discretion, may in the future revise, amend or add to the benefits and pre-requisites of any executive officer if it deems it advisable. The material terms of our employment agreements with our named executive officers are described below under “Employment Arrangements with Named Executive Officers.”

Risk Assessment Related to Compensation Policies and Practices.  We have reviewed the design and operation of our incentive compensation arrangements for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the company.  Specifically, management compiled an inventory of all incentive compensation arrangements applicable to our employees at all levels, which were summarized and reviewed for the purpose of identifying any aspects of such programs that might encourage behaviors that could exacerbate material business risks to the company, and to ensure retention of employees and achievement of the Company’s objectives. We also have periodically engaged outside consultants who have assisted the Company in comparing its compensation plans to other companies in the semiconductor industry and also to other smaller public companies. We concluded that our compensation plans, programs and policies do not encourage employees to take risks that are reasonably likely to have a material adverse effect on our long-term well-being.

Summary Compensation Table

The following table summarizes the compensation earned during 2007, 2008 and 2009 by our Chief Executive Officer, our Chief Financial Officer and our next three most highly compensated executive officers for services rendered to us in all capacities. We refer to these officers as our Named Executive Officers.

Name and Principal Positions	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
F. Scott Moody, Chief Executive Officer	2009	271,173	—	114,000	94,439	9,881	489,493
	2008	287,520	60,844	197,856	558,051	17,345	1,121,616
	2007	279,508	185,000	—	169,715	10,887	645,110

Lawrence J. Ciaccia, Jr., President	2009	208,482	—	83,960	62,889	1,301	356,632
	2008	220,333	42,508	136,625	519,392	688	919,546
	2007	207,250	82,184	—	62,545	652	352,631

Gary R. Larsen, Chief Financial Officer	2009	188,626	—	64,600	40,835	446	294,507
	2008	199,360	25,640	81,696	148,761	611	456,068
	2007	190,000	50,229	—	488,611	84,849	813,689

Anthony Iantosca, Sr. Vice President—Worldwide Operations	2009	187,413	—	67,260	49,515	443	304,631
	2008	189,463	24,366	95,250	390,366	576	700,021
	2007	176,096	46,554	—	465,027	541	688,218

Frederick Jorgenson, Vice President—General Counsel	2009	181,367	—	38,000	33,834	426	253,627
	2008	183,631	19,680	68,266	142,710	553	414,840
	2007	175,000	46,264	—	31,785	63,904	316,953

(1)
Represents the grant date fair value of restricted stock units granted to our named executive officers, as estimated pursuant to FASB ASC Topic 718 for the applicable fiscal year. Grant date fair value is calculated based on the closing market price of the underlying shares on the date of the grant and the probable outcome of performance-based vesting conditions, excluding the effect of estimated forfeitures. The actual value realized from these awards by our executive officers will depend on the achievement of specified performance objectives. For more information regarding our valuation of restricted stock unit awards, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Stock-based Compensation” in our Annual Report on Form 10-K filed with the SEC on March 17, 2010.

(2)	Represents the grant date fair value of stock options granted to our named executive officers, as estimated pursuant to FASB ASC Topic 718 for the applicable fiscal year.

(3)	For 2009, reflects group life insurance premiums paid by us on behalf of the executives. Mr. Moody also received compensation for auto lease allowance and miscellaneous reimbursements.

Grants of Plan-Based Awards in 2009

We have granted and plan to continue to grant restricted stock units and options to purchase our common stock to executive officers, employees and other service providers. The following table provides information regarding grants of plan-based awards to our named executive officers during 2009.

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Units (#)(1)	Options (#)	Awards ($/Sh)	Awards ($)(2)
F. Scott Moody	4/1/2009	—	—	—	—	110,340	1.52	94,439
	4/1/2009	37,500	75,000	75,000	—	—	—	114,000

Lawrence J. Ciaccia, Jr.	3/2/2009	2,500	2,500	2,500	—	—	—	3,400
	4/1/2009	—	—	—	—	73,520	1.52	62,889
	4/1/2009	26,500	53,000	53,000	—	—	—	80,560

Gary R. Larsen	4/1/2009	—	—	—	—	47,816	1.52	40,835
	4/1/2009	21,250	42,500	42,500	—	—	—	64,600

Anthony Iantosca	3/2/2009	—	—	—	—	6,000	1.36	4,432
	4/1/2009	—	—	—	—	52,485	1.52	45,083
	4/1/2009	21,250	42,500	42,500	—	—	—	64,600
	4/1/2009	—	—	—	1,750	—	—	2,660

Frederick Jorgenson	3/2/2009	—	—	—	—	4,000	1.36	2,954
	4/1/2009	—	—	—	—	35,950	1.52	30,880
	4/1/2009	12,500	25,000	25,000	—	—	—	38,000

(1)
This column shows restricted stock units granted during the fiscal year ended January 1, 2010 with respect to the Named Executive Officer’s performance during fiscal 2009. These stock units were performance based awards. On January 1, 2010, 50% of all the shares of common stock underling these awards, granted April 1, 2009, were forfeited based on results achieved associated with each award.

(2)
The values of restricted stock unit and option awards granted have been estimated pursuant to FASB ASC Topic 718. For more information regarding our valuation of restricted stock unit and option awards, see “Management’s Discussion and Analysis of the Financial Condition and Results of Operations—Critical Accounting Policies—Stock-based Compensation” in our Annual Report on 10-K, filed with the SEC on March 17, 2010.

Outstanding Equity Awards at January 1, 2010

The following table provides information concerning outstanding equity awards as of January 1, 2010, by each of our named executive officers.

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options							Equity Incentive	Equity Incentive Plan Awards:
Name	Grant Date	Exercisable (#)		Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
F. Scott Moody	1/1/2001	50,000	(1)	–	$0.40	1/1/2011
	8/25/2003	817,541	(1)	–	0.20	6/1/2013
	6/29/2006	216,995	(1)	25,233	2.84	5/28/2016
	2/21/2007	29,515	(1)	12,154	6.00	2/20/2017
	6/2/2008	30,750	(1)	51,250	13.74	6/1/2018
	4/1/2009	–	(1)	98,040	1.52	3/31/2019
	4/1/2009	–	(2)	12.300	1.52	3/31/2019
	4/1/2009								37,500	82,875
Lawrence J. Ciaccia, Jr.	2/24/2005	203,484	(1)	3,845	0.60	2/23/2015
	2/21/2007	11,113	(1)	4,578	6.00	2/20/2017
	3/3/2008	1,859	(1)	2,391	9.78	2/11/2018
	6/2/2008	18,750	(1)	31,250	13.74	6/1/2018
	6/3/2008	3,750	(1)	6,250	13.43	6/1/2018
	8/1/2008	4,687	(1)	10,313	7.31	7/31/2018
	10/1/2008	4,687	(1)	10,313	2.21	7/31/2018
	1/2/2009	4,687	(1)	10,313	1.84	7/31/2018
	4/1/2009	4,687	(1)	59,333	1.52	3/31/2019
	4/1/2009	–	(2)	9,500	1.52	3/31/2019
	3/2/2009						1,875	4,144
	4/1/2009								26,500	58,565
Gary R. Larsen	1/9/2007	96,025	(1)	46,175	2.84	12/11/2016
	2/21/2007	7,195	(1)	2,964	6.00	2/20/2017
	3/3/2008	2,734	(1)	3,516	9.78	2/11/2018
	6/2/2008	5,250	(1)	8,750	13.74	6/1/2018
	6/2/2008	1,312	(1)	2,188	13.43	6/1/2018
	4/1/2009	–	(1)	39,216	1.52	3/31/2019
	4/1/2009	–	(2)	8,600	1.52	3/31/2019
	6/2/2008						1,499	3,313
	4/1/2009								21,250	46,963
Anthony Iantosca	2/24/2005	11,719	(1)	–	0.60	3/1/2015
	2/21/2007	10,803	(1)	7,962	6.00	2/20/2017
	4/26/2007	15,833	(1)	13,334	6.00	4/25/2017
	3/3/2008	2,187	(1)	2,813	9.78	2/11/2018
	6/2/2008	13,500	(1)	22,500	13.74	6/1/2018
	6/3/2008	3,375	(1)	5,625	13.43	6/1/2018
	8/1/2008	3,125	(1)	6,875	7.31	7/31/2018
	10/1/2008	3,125	(1)	6,875	2.21	7/31/2018
	1/2/2009	3,125	(1)	6,875	1.84	7/31/2018
	3/2/2009	–	(2)	6,000	1.36	3/1/2019
	4/1/2009	3,125	(1)	6,875	1.52	3/31/2019
	4/1/2009	–	(1)	42,485	1.52	3/31/2019
	6/2/2008						1,313	2,902
	4/1/2009						1,313	2,902
	4/1/2009								21,250	46,963
Frederick Jorgenson	11/13/2006	84,368	(1)	32,516	2.84	11/13/2016
	2/21/2007	5,527	(1)	2,277	6.00	2/20/2017
	3/3/2008	2,187	(1)	2,813	9.78	2/11/2018
	6/2/2008	5,250	(1)	8,750	13.74	6/1/2018
	6/3/2008	1,312	(1)	2,188	13.43	6/1/2018
	3/2/2009	–	(2)	4,000	1.36	3/1/2019
	4/1/2009	–	(1)	35,950	1.52	3/31/2019
	6/2/2008						937	2,071
	4/1/2009								12,500	27,625

(1)	Options vest 25% one year from the date of grant, with the remaining vesting in equal quarterly installments over a three-year period.

(2)	Options vest 50% one year from the date of grant, with the remaining 50% vesting in two years from the date of grant.

(3)	Restricted stock units are eligible to vest 50% annually over a two year period based on achievement of specified performance goals.

(4)
Restricted stock units are eligible to vest 25% annually over a four year period based on achievement of specified performance goals. On January 1, 2010, 50% of the shares of common stock underling these awards were forfeited based on results achieved associated with each award.

(5)	The market value of unearned and/or unvested restricted stock units on January 1, 2010.

(6)
The market value is calculated by multiplying the closing price ($2.21) of our common stock on the NASDAQ Global Market on December 31, 2009, the last trading day of fiscal 2009, by the number of restricted stock units that had not vested.

Option Exercises and Stock Vested

Our named executive officers did not exercise any options during 2009. The following table provides information concerning all stock awards vested and value realized upon vesting, by the named executive officers during 2009.

		Stock Awards
Name	Name	Number of Shares Vested (#)	Value Realized upon Vesting ($)(1)
Moody Scott F	F. Scott Moody	–	–
Ciaccia Lawrence	Lawrence J. Ciaccia, Jr.	625	1,125
Larsen Gary	Gary R. Larsen	501	681
Iantosca Anthony	Anthony Iantosca	874	1,259
Jorgenson Frederick	Frederick Jorgenson	313	425

(1)  Reflects the fair market value of the underlying shares as of the vesting date.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the fiscal year ended January 1, 2010.

Nonqualified Deferred Compensation

Our named executive officers did not earn any nonqualified compensation benefits from us during the fiscal year ended January 1, 2010.

Employment Arrangements with Named Executive Officers

F. Scott Moody. In June 2007, we entered into an employment agreement with Mr. Moody, our Chief Executive Officer. In March 2009, Mr. Moody agreed to a reduction in pay to provide an annual base salary of $265,500.  In April 2010, our Board of Directors, upon recommendation of the Compensation Committee, reinstated Mr. Moody’s annual salary to the 2008 level of $295,000.  Mr. Moody also informed the Compensation Committee that he would decline the discretionary annual bonus for 2009 and 2010. Mr. Moody is eligible to participate in our general employee benefit plans in accordance with the terms and conditions of such plans. The employment agreement provides that Mr. Moody is employed “at-will”, and his employment may be terminated at any time by us or Mr. Moody. We have agreed that our Board’s Nominating Committee will use its best efforts to nominate Mr. Moody to our Board of Directors. The employment agreement contains non-competition provisions. The employment agreement also provides Mr. Moody with certain severance and change-of-control benefits. Mr. Moody also has a non-disclosure agreement with us. See “Change of Control Arrangements” below.

Lawrence J. Ciaccia, Jr. In March 2005, we entered into an employment agreement with Mr. Ciaccia, now our President. In March 2009, Mr. Ciaccia agreed to a reduction in pay to provide an annual base salary of $204,120.  In April 2010, our Board of Directors, upon recommendation of the Compensation Committee, reinstated Mr. Ciaccia’s annual salary to the 2008 level of $226,800.  Mr. Ciaccia also informed the Compensation Committee that he would decline the discretionary annual bonus for 2009 and 2010. Mr. Ciaccia is eligible to participate in our general employee benefit plans in accordance with the terms and conditions of such plans. The employment agreement also provides that Mr. Ciaccia is employed “at-will”, and his employment may be terminated at any time by us or Mr. Ciaccia. The employment agreement also provides Mr. Ciaccia with certain severance and change-in-control benefits. He is also subject to our standard non-disclosure and non-competition agreement. See “Change of Control Arrangements” below.

Gary R. Larsen. In December 2006, we entered into an employment agreement with Mr. Larsen, our Chief Financial Officer. In March 2009, Mr. Larsen agreed to a reduction in pay to provide an annual base salary of $184,680. In April 2010, our Board of Directors, upon recommendation of the Compensation Committee, reinstated Mr. Larsen’s annual salary to the 2008 level of $205,200.  Mr. Larsen also informed the Compensation Committee that he would decline the discretionary annual bonus for 2009 and 2010. Mr. Larsen is eligible to participate in our general employee benefit plans in accordance with the terms and conditions of such plans. Mr. Larsen is employed “at-will”, and his employment may be terminated at any time by us or Mr. Larsen. The employment agreement also provides Mr. Larsen with certain severance and change-in-control benefits. He is also subject to our standard non-disclosure and non-competition agreement. See “Change of Control Arrangements” below.

Anthony Iantosca. On April 3, 2009, we entered into an employment agreement with Mr. Iantosca, our Senior Vice President of Worldwide Operations. Pursuant to his employment agreement, Mr. Iantosca is entitled to receive an annual salary of $185,535 and is also eligible to receive an annual performance bonus. His employment agreement reflects the reduction in pay to $185,535 that Mr. Iantosca agreed to in March 2009.  In April 2010, our Board of Directors, upon recommendation of the Compensation Committee, reinstated Mr. Iantosca’s annual salary to the 2008 level of $195,300.  Mr. Iantosca also informed the Compensation Committee that he would decline the discretionary annual bonus for 2009 and 2010. He is also subject to our standard non-disclosure and non-competition agreement. See “Change of Control Arrangements” below.

Frederick R. Jorgenson. In November 2006, we entered into an employment agreement with Mr. Jorgenson, our Vice President and General Counsel. In March 2009, Mr. Jorgenson agreed to a reduction in pay to provide an annual base salary of $179,550.  Mr. Jorgenson also informed the Compensation Committee that he will decline the discretionary annual bonus for 2009 and 2010.   In March 2010, the Compensation Committee approved a special bonus for Mr. Jorgenson in the amount of $20,000 in recognition of his contribution in 2009.  Additionally, the Compensation Committee recommended Mr. Jorgenson’s annual salary be increased to $205,000 and that he be eligible to receive a special bonus of $50,000 in 2010 based on the achievement of certain MBOs related to M&A and integration activities.    The employment agreement also provides Mr. Jorgenson with certain severance and change-in-control benefits. He is also subject to our standard non-disclosure and non-competition agreement. See “Change of Control Arrangements” below.

Change of Control Arrangements

F. Scott Moody. Our employment agreement with Mr. Moody, our Chief Executive Officer, provides that upon the one year anniversary of a change of control, provided that Mr. Moody remains an employee through such date, his equity awards will immediately accelerate in vesting as to that amount of shares that would have vested during the next twelve months. Should Mr. Moody be terminated either as part of the change of control or prior to the first anniversary of the change of control, his equity awards will immediately accelerate in vesting as to the greater of that amount of additional shares that would have vested between the date of his termination and the second anniversary of the change of control, or the amount that would have otherwise vested over the following 18 months.

In addition, if we terminate Mr. Moody’s employment at any time, before or after our change of control, without cause or if he is constructively terminated, he will also be entitled to receive all unpaid accrued obligations up to termination and a pro-rata portion of his bonus for the current year. He is also entitled to severance pay equal to 18 months of his then-current salary, an amount equal to 1.5 times the greater of his target bonus opportunity per his employment contract or the actual bonus for the most recent fiscal year, a pro rata portion of the bonus he would have otherwise been entitled to receive, and up to 18 months reimbursement for the cost of the continuation of his then-current group health and dental insurance benefits. In addition, the vesting of his unvested options will accelerate as if the amount of shares that would have otherwise vested over the following 18 months.

Mr. Moody’s employment agreement defines a change of control as the occurrence of any of the following, provided that the circumstances meet the definition of a “change in control event” under Internal Revenue Code Section 409A:

•
an acquisition by any person, entity or group of beneficial ownership of at least 30% of either the then outstanding shares of the Company’s common stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding any acquisition directly from the Company, any acquisition by the Company or any acquisition by a Company benefit plan);

•
a majority of members of the Company’s Board of Directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election;

•
a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving corporation, in which outstanding shares of Company’s common stock are converted into (i) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing eighty percent (80%) of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or (ii) other securities (of either the Company or another company) or cash or other property;

•
the sale or other disposition of all or substantially all of the assets of the Company or a complete liquidation or dissolution of the Company; provided that the Change in Control qualifies as such under Section 409A.

In the event that UPEK nominates alternative directors at the Annual Meeting in opposition to the nominees recommended by your Board of Directors and three or more of UPEK’s alternative directors are elected, the election of such alternative directors will be deemed a “change in control” under Mr. Moody’s employment agreement.

The following table describes the potential payments to Mr. Moody upon his termination as of December 31, 2009 (the last business day of our 2009 fiscal year) without cause or his constructive termination, if applicable, both in connection with a change of control and not in connection with a change of control:

	Change of Control				No Change of Control
Name	Salary (1)	Bonus (2)	Equity Acceleration (3)(4)	Benefits (5)	Salary(1)	Bonus (2)	Equity Acceleration (3)(6)	Benefits (5)
F. Scott Moody	$442,500	$243,375	$120,942	$28,582	$442,500	$243,375	$90,707	$28,582

(1)	Represents 18 months of continued salary.

(2)	Represents an amount equal to 1.5 times Mr. Moody’s target bonus opportunity of 55% of annual salary.

(3)
Calculated based on a change of control taking place as of December 31, 2009 and assuming a price per share of $2.21, which was the closing price of our common stock as of December 31, 2009 as reported on the NASDAQ Global Market.

(4)	Represents an additional 24 months of vesting of outstanding options and restricted stock units.

(5)	Represents 18 months of health and dental benefits under the Consolidated Omnibus Budget Reconciliation Act of 1986, or COBRA.

(6)	Represents an additional 18 months of vesting of outstanding options and restricted stock units.

In addition to the potential payments described in the foregoing table, Mr. Moody may be entitled under his employment agreement to a “gross-up” payment in the event that he incurs an excise tax liability under Sections 280G and 4999 of the Internal Revenue Code as a result of his receipt of payments or benefits treated as contingent upon a change in control of the company or a closely related event, such as termination of employment. The gross-up payment would be in an amount necessary to place Mr. Moody in the same after-tax position had no portion of such contingent payments been subject to excise tax.

Additionally, if Mr. Moody dies, or if he is terminated due to disability, his employment agreement provides that he (or his beneficiary) will be paid 12 months base salary, payable in accordance with the company’s regular payroll practices, and 18 months continued health and dental benefits.

Lawrence J. Ciaccia, Jr. Our employment agreement with Mr. Ciaccia, our President, provides that upon Mr. Ciaccia’s termination by us without cause, his equity awards will continue to vest for twelve months, or if he is constructively terminated by us, all of his then outstanding equity awards will become immediately vested. Mr. Ciaccia shall have 12 months from the termination date to exercise any or all vested option shares. In addition, if we terminate Mr. Ciaccia’s employment at any time, before or after our change of control, without cause or if he is constructively terminated, he will also be entitled to receive severance pay equal to nine months of his then-current salary, not including accrued vacation, and up to nine months reimbursement for the cost of the continuation of his then-current group health and dental insurance benefits.

Mr. Ciaccia’s employment agreement defines a change of control as the earliest to occur of:

•
a merger or consolidation to which the Company is a party and which results in, or is effected in connection with, a change in ownership of a majority of the outstanding shares of voting stock of the Company;

•	any sale or transfer of all or substantially all of the assets of the Company to an unaffiliated third party;

•	the sale by the stockholders of the Company of a majority of the voting stock of the Company to an unaffiliated third party; or

•	a liquidation or dissolution of the Company.

The following table describes the potential payments to Mr. Ciaccia upon his termination as of December 31, 2009 (the last business day of our 2009 fiscal year) without cause or his constructive termination, if applicable, both in connection with a change of control and not in connection with a change of control:

	Change of Control			No Change of Control
Name	Salary (1)	Equity Acceleration (2)(4)	Benefits (3)	Salary(1)	Equity Acceleration (2)(4)	Benefits (3)
Lawrence J. Ciaccia, Jr.	$170,100	$50,924	$14,291	$170,100	$50,924	$14,291

(1)	Represents nine months of continued salary.

(2)
Calculated based on a change of control taking place as of December 31, 2009 and assuming a price per share of $2.21, which was the closing price of our common stock as of December 31, 2009 as reported on the NASDAQ Global Market.

(3)	Represents nine months of COBRA and dental health benefits.

(4)
Represent an additional 12 months of vesting if Mr. Ciaccia is terminated without cause. If he terminates for good reason, all of his unvested stock options and restricted stock units will become immediately vested, in which event he would receive value from equity acceleration equal to $120,210.

Gary R. Larsen. Our employment agreement with Mr. Larsen, our Chief Financial Officer, provides that upon the one year anniversary of a change of control, provided that Mr. Larsen remains an employee through such date, his equity awards will immediately accelerate in vesting as to that amount of shares that would have vested during the next twelve months. Should Mr. Larsen be terminated without cause, or be constructively terminated, either as part of the change of control or prior to the first anniversary of the change of control, his equity awards will immediately accelerate in vesting as to that amount of additional shares that would have vested between the date of his termination and the second anniversary of the change of control.

In addition, if we terminate Mr. Larsen’s employment at any time, before or after our change of control, without cause or if he is constructively terminated, he will also be entitled to receive severance pay equal to nine months of his then-current salary, an amount equal to 9/12 of his annual bonus as most recently paid by the Company for the period immediately preceding the year of termination, and up to nine months reimbursement for the cost of the continuation of his then-current group health insurance benefits.

Mr. Larsen’s employment agreement defines a change of control as the earliest to occur of:

•
a merger or consolidation to which the Company is a party and which results in, or is effected in connection with, a change in ownership of a majority of the outstanding shares of voting stock of the Company;

•	any sale or transfer of all or substantially all of the assets of the Company to an unaffiliated third party;

•	the sale by the stockholders of the Company of a majority of the voting stock of the Company to an unaffiliated third party; or

•	a liquidation or dissolution of the Company.

The following table describes the potential payments to Mr. Larsen upon his termination as of December 31, 2009 (the last business day of our 2009 fiscal year) without cause or his constructive termination, if applicable, both in connection with a change of control and not in connection with a change of control:

	Change of Control			No Change of Control
Name	Salary and Bonus (1)	Equity Acceleration (2)(3)	Benefits (4)	Salary and Bonus (1)	Equity Acceleration (5)	Benefits (4)
Gary R. Larsen	$153,900	$66,772	$14,291	$153,900	N/A	$14,291

(1)	Represents nine months of continued salary and 9/12ths of Mr. Larsen’s most recently paid annual bonus.

(2)
Calculated based on a change of control taking place as of December 31, 2009 and assuming a price per share of $2.21, which was the closing price of our common stock as of December 31, 2009 as reported on the NASDAQ Global Market.

(3)
Represents an additional two years vesting of the options and restricted stock units held by Mr. Larsen. Mr. Larsen has an additional 90 days from the end of exercise period (or until December 31 of the year in which the exercise period terminates, whichever is later) to exercise his options.

(4)	Represents nine months of COBRA health and dental benefits.

(5)	Mr. Larsen is not entitled to equity acceleration upon termination not in connection with a change in control.

Anthony Iantosca. Our employment agreement with Mr. Iantosca, our Sr. Vice President—Worldwide Operations, provides that upon the one year anniversary of a change of control, provided that Mr. Iantosca remains an employee through such date, his equity awards will immediately accelerate in vesting as to that amount of shares that would have vested during the next twelve months. Should Mr. Iantosca be terminated without cause, or be constructively terminated, either as part of the change of control or prior to the first anniversary of the change of control, his equity awards will immediately accelerate in vesting as to that amount of additional shares that would have vested between the date of his termination and the second anniversary of the change of control. Upon Mr. Iantosca’s termination by us without cause or constructive termination, his equity awards will continue to vest for nine months. Mr. Iantosca shall have nine months from the termination date to exercise any or all vested option shares.

In addition, if we terminate Mr. Iantosca’s employment at any time, before or after our change of control, without cause or if he is constructively terminated, he will also be entitled to receive severance pay equal to nine months of his then-current salary, an amount equal to 9/12 of his  annual bonus as most recently paid by the Company for the period immediately preceding the year of termination, and up to nine months reimbursement for the cost of the continuation of his then-current group health insurance benefits.

Mr. Iantosca’s employment agreement defines a change of control as the earliest to occur of:

•
a merger or consolidation to which the Company is a party and which results in, or is effected in connection with, a change in ownership of a majority of the outstanding shares of voting stock of the Company;

•	any sale or transfer of all or substantially all of the assets of the Company to an unaffiliated third party;

•	the sale by the stockholders of the Company of a majority of the voting stock of the Company to an unaffiliated third party; or

•	a liquidation or dissolution of the Company.

The following table describes the potential payments to Mr. Iantosca upon his termination as of December 31, 2009 (the last business day of our 2009 fiscal year) without cause or his constructive termination, if applicable, in connection with a change of control:

	Change of Control			No Change of Control
Name	Salary (1)	Equity Acceleration (2)(3)	Benefits (4)	Salary(1)	Equity Acceleration (2)(5)	Benefits (4)
Anthony Iantosca	$146,475	$74,305	$14,291	$146,475	$28,434	$14,291

(1)	Represents nine months of continued salary and 9/12ths of Mr. Iantosca’s most recently paid annual bonus.

(2)
Calculated based on a change of control taking place as of December 31, 2009 and assuming a price per share of $2.21, which was the closing price of our common stock as of December 31, 2009 as reported on the NASDAQ Global Market.

(3)	Represents an additional 24 months of vesting of outstanding options and restricted stock units. Mr. Iantosca has nine months from his termination date to exercise his options.

(4)	Represents nine months of COBRA health and dental benefits.

(5)	Represents an additional 9 months of vesting of outstanding options and restricted stock units.

Frederick Jorgenson. Our employment agreement with Mr. Jorgenson, our General Counsel, provides that upon the one year anniversary of a change of control, provided that Mr. Jorgenson remains an employee through such date, his equity awards will immediately accelerate in vesting as to that amount of shares that would have vested during the next twelve months. Should Mr. Jorgenson be terminated without cause, or be constructively terminated, either as part of the change of control or prior to the first anniversary of the change of control, his equity awards will immediately accelerate in vesting as to that amount of additional shares that would have vested between the date of his termination and the second anniversary of the change of control.

In addition, if we terminate Mr. Jorgenson’s  employment at any time, before or after our change of control, without cause or if he is constructively terminated, he will also be entitled to receive severance pay equal to nine months of his then-current salary, an amount equal to 9/12 of his  annual bonus as most recently paid by the Company for the period immediately preceding the year of termination, and up to nine months reimbursement for the cost of the continuation of his then-current group health insurance benefits.

Mr. Jorgenson’s employment agreement defines a change of control as the earliest to occur of:

•
a merger or consolidation to which the Company is a party and which results in, or is effected in connection with, a change in ownership of a majority of the outstanding shares of voting stock of the Company;

•	any sale or transfer of all or substantially all of the assets of the Company to an unaffiliated third party;

•	the sale by the stockholders of the Company of a majority of the voting stock of the Company to an unaffiliated third party; or

•	a liquidation or dissolution of the Company.

The following table describes the potential payments to Mr. Jorgenson upon his termination as of December 31, 2009 (the last business day of our 2009 fiscal year) without cause or his constructive termination, if applicable, both in connection with a change of control and not in connection with a change of control:

	Change of Control			No Change of Control
Name	Salary and Bonus (1)	Equity Acceleration (2)(3)	Benefits (4)	Salary and Bonus (1)	Equity Acceleration (5)	Benefits (4)
Frederick Jorgenson	$153,750	$43,799	$14,291	$153,750	N/A	$14,291

(1)	Represents nine months of continued salary and 9/12ths of Mr. Jorgenson’s most recently paid annual bonus.

(2)
Calculated based on a change of control taking place as of December 31, 2009 and assuming a price per share of $2.21, which was the closing price of our common stock as of December 31, 2009 as reported on the NASDAQ Global Market.

(3)
Represents an additional two years vesting of the options and restricted stock units held by Mr. Jorgenson. Mr. Jorgenson has an additional 90 days from the end of exercise period (or until December 31 of the year in which the exercise period terminates, whichever is later) to exercise his options.

(4)	Represents nine months of COBRA health and dental benefits.

(5)	Mr. Jorgenson is not entitled to equity acceleration upon termination not in connection with a change in control.

Employee Confidentiality and Non-Competition Arrangements

We enter into agreements with all of our employees containing confidentiality provisions. Each of our executive officers is subject to a non-competition agreement.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors of AuthenTec, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Chris Fedde, Chairman
Gustav H. Koven III
Matthew P. Crugnale

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee are or have been an officer or employee of AuthenTec. During fiscal 2009, no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K. During fiscal 2009, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our Compensation Committee or Board of Directors.

DIRECTOR COMPENSATION

At the time of our initial public offering, we retained an outside consultant who assisted in designing the following compensation program. Our non-employee directors receive payment for their services as directors in a combination of cash and stock options. Our non-employee directors receive an annual retainer of $28,000, payable quarterly. Beginning in 2010, the Chairman of the Board receives an additional annual retainer of $20,000. In addition, the chairperson of our audit committee receives an annual retainer of $12,500, and each director serving on the audit committee in a non-chairperson capacity receives an annual retainer of $6,000. The chairperson of our Compensation Committee receives an annual retainer of $7,000, and each director serving in a non-chairperson capacity on the Compensation Committee receives an annual retainer of $4,000. The chairperson of our nominating committee receives an annual retainer of $5,000, and each director serving in a non-chairperson capacity on the nominating committee receives an annual retainer of $2,000. The annual retainers payable for committee service are payable on a quarterly basis.  Under our director compensation policy, we reimburse non-employee directors for reasonable expenses in connection with attendance at board and committee meetings.

Non-employee directors receive non-discretionary grants of non-statutory stock options under our 2004 Stock Incentive Plan. A non-employee director is granted an option to purchase 20,000 shares of our common stock upon first becoming a member of our Board of Directors. These initial options vest and become exercisable over four years, with the first 25% of the underlying shares on the first anniversary of the date of grant and the remainder vesting in equal amounts monthly thereafter. Immediately after each of our regularly scheduled annual meetings of stockholders, each non-employee director is granted a non-statutory option to purchase 8,500 shares of our common stock. These options will vest on the first anniversary of the date of grant, or immediately prior to our next annual meeting of stockholders, if earlier. Non-employee directors are required to hold these options for a period of two years following the vesting of such options.

In May of 2009, the Board of Directors, based on the recommendation of the Compensation Committee, granted a non-statutory option to purchase 17,000 shares of our common stock to each non-employee director.  This recommendation was based on a review of trends in the industry, Black-Scholes valuations, the increased level of work and participation on informal committees required of our directors, as well as the ability to attract and retain Directors.  The information reviewed included an equity cash value analysis, the work of the compensation consultant retained when the directors’ equity program was established and a decline in the Company’s stock price.

In early 2010, the Board of Directors, based on the recommendation of the Compensation Committee, granted a non-statutory option to purchase 20,000 shares of common stock to Mr. Grady in recognition of his appointment to Chairman of the Board.

The following table shows the compensation earned by our non-employee directors in 2009:

Name of Director	Fees in Cash ($)(1)	Option Awards ($)(2)	Total ($)
William Washecka	42,500	11,533	54,033
Matthew P. Crugnale	38,000	11,533	49,533
Robert E. Grady	41,000	11,533	52,533
Gustav H. Koven III	43,000	11,533	54,533
Chris Fedde	34,000	11,533	45,533

(1)	This column reports the amount of cash compensation earned in 2009 for Board and committee service.

(2)
The value of stock option awards has been estimated pursuant to FASB ASC Topic 718. For more information regarding our valuation of option awards, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Stock-based Compensation.” The following directors have outstanding option awards at 2009 fiscal year-end: Mr. Washecka (44,519), Mr. Crugnale (53,292), Mr. Grady (53,292), Mr. Koven (53,292) and Mr. Fedde (47,625).

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain two compensation plans that provide for the issuance of our Common Stock to officers and other employees, directors and consultants. These consist of the 2004 Stock Incentive Plan and 2007 Stock Incentive Plan, both of which have been approved by stockholders. The following table sets forth information regarding outstanding options and other stock awards, and shares reserved for future issuance under the foregoing plans as of January 1, 2010:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
	5,092,910	$4.00	1,159,573	(1)
Equity compensation plans approved by stockholders	–	–	–
Total	5,092,910	$4.00	1,159,573

(1)	Represents shares of common stock reserved and available for future awards under such equity compensation plans, including full-value stock awards.

RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

We adopted a Code of Business Conduct and Ethics, or Code of Conduct, pursuant to which our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent committee of our Board of Directors in the case it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our audit committee any such related party transaction. In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our audit committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our audit committee determines in the good faith exercise of its discretion.

Related Person Transactions

The following is a summary of transactions since January 2, 2009 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described above in the “Compensation Discussion and Analysis” section of this proxy statement.  The transaction described below was unanimously approved by our disinterested directors.

Acquisition of SafeNet’s Embedded Security Business

On February 26, 2010, we entered into an Asset Purchase Agreement with SafeNet, Inc., or SafeNet, pursuant to which we acquired substantially all of the assets related to SafeNet’s Embedded Security business in exchange for approximately $8.5 million payable in cash, 1,211,482 unregistered shares of our common stock and an earnout payment of up to $2.5 million in cash based on levels of gross revenue attributable to the acquired business between March 1, 2010 and December 31, 2010.

Chris Fedde, one of our directors, is also the President and Chief Operating Officer and a director of SafeNet.  The Asset Purchase Agreement and the transactions contemplated therein, including the consideration to be paid by us for SafeNet’s Embedded Security business, were unanimously approved by our disinterested directors, who were fully informed of Mr. Fedde’s positions with SafeNet.  The disinterested directors unanimously determined that the acquisition terms were fair and reasonable to AuthenTec and our stockholders and that it was in the best interests of AuthenTec and our stockholders to effect the transactions contemplated by the Asset Purchase Agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with.

PROPOSAL NO. 2

APPROVAL OF THE AUTHENTEC, INC. 2010 INCENTIVE PLAN

On June 13, 2010, the Company’s Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the AuthenTec, Inc. 2010 Incentive Plan (the “2010 Plan”).

The Company currently maintains the 2004 Stock Incentive Plan and the 2007 Stock Incentive Plan (the “Prior Plans”).  As of June 13, 2010, there were approximately 5,100,000 shares of the Company’s common stock subject to outstanding awards under the Prior Plans.  As of such date, there were approximately 1,000,000 shares of the Company’s common stock reserved and available for future awards under the Prior Plans.  If the stockholders approve the 2010 Plan, all future equity awards will be made from the 2010 Plan, and the Company will not grant any additional awards under the Prior Plans.

Although the 2010 Plan is substantively similar to the Prior Plans, the Company believes that adopting a new 2010 Plan (rather than requesting approval of additional shares under the Prior Plans) is a more efficient way to reflect current tax law, accounting rules and corporate governance best practices.  The Company believes that approval of the 2010 Plan is in the best interests of the Company and its stockholders because it will provide the Company with flexibility to continue to grant equity incentive awards to its employees, officers and directors that provide important performance incentives and meaningful long-term retention value.

A summary of the 2010 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2010 Plan, which is attached to this proxy statement as Appendix B.

Summary of the 2010 Plan

Purpose. The purpose of the 2010 Plan is to promote the Company’s success by linking the personal interests of the Company’s employees, officers, directors and consultants to those of the Company’s stockholders, and by providing participants with an incentive for outstanding performance. The 2010 Plan is also intended to enhance the Company’s ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Administration. The 2010 Plan will be administered by a Committee (the “Committee”) appointed by the Board. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2010 Plan; and make all other decisions and determinations that may be required under the 2010 Plan. The full Board may at any time elect instead to administer the 2010 Plan. If it does so, it will have all the powers of the Committee under the 2010 Plan. However, grants of awards to non-employee directors shall only be made pursuant to a plan, program, or policy for non-employee director compensation that is approved and administered by a committee of independent directors.

Eligibility. The 2010 Plan permits the grant of awards to employees, officers, directors, and consultants of the Company or its affiliates.  As of the record date, the number of eligible participants was approximately 215. The number of eligible participants may increase over time based upon future growth of the Company and its affiliates.

Permissible Awards. The 2010 Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of the Company’s common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”);

•
stock appreciation rights (SARs), which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of the Company’s common stock on the date of exercise over the base price of the award;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•
restricted or deferred stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award certificate) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•
performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the 2010 Plan may be granted in the form of a performance award);

•
dividend equivalents, which entitle the holder of a full-value award to cash payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying the full-value award;

•	other stock-based awards in the discretion of the Committee, including unrestricted stock grants; and

•	cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards. Subject to adjustment as provided in the 2010 Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2010 Plan is 2,200,000, plus a number of additional shares (not to exceed 3,000,000) underlying awards outstanding under the Prior Plans that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason.  As of June 13, 2010, there were approximately 1,000,000 shares of common stock reserved and available for future awards under the Prior Plans.  If the stockholders approve the 2010 Plan, all future equity awards will be made from the 2010 Plan, and the Company will not grant any additional awards under the Prior Plans.  As a result, if the stockholders approve the 2010 Plan, the total number of shares available for future awards under the Company’s equity incentive plans will be increased by approximately 1,200,000.

Share Counting. The share counting provisions of the 2010 Plan provide that the following shares will be added back to the 2010 Plan share reserve and will again be available for issuance pursuant to awards granted under the 2010 Plan:  (i) unissued or forfeited shares originally subject to an award that is canceled, terminates, expires, is forfeited or lapses for any reason; (ii) shares subject to awards settled in cash; (iii) shares withheld or repurchased from an award or delivered by a participant to satisfy minimum tax withholding requirements; (iv) shares delivered to the Company in satisfaction of the exercise price of an option; (v) shares originally subject to an option or SAR that are not issued upon exercise of the option or SAR for any reason, including by reason of net-settlement of the award; and (vi) shares subject to an award other than an option or SAR that are not issued for any reason, including by reason of failure to achieve maximum performance goals.

Limitations on Individual Awards. The maximum aggregate number of shares of common stock subject to stock-based awards that may be granted under the 2010 Plan in any 12-month period to any one participant is as follows: options, 500,000; stock appreciation rights, 500,000; restricted stock or stock units, 500,000; and other stock-based awards, 500,000.  The maximum aggregate amount that may be paid with respect to cash-based awards under the 2010 Plan to any one participant in any fiscal year of the Company shall be $1,000,000.

Minimum Vesting Requirements. Except in the case of substitute awards, full-value awards (which are any stock-settled awards other than options or SARs) granted under the 2010 Plan will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation.  Notwithstanding the foregoing, the Committee may grant full-value awards covering 10% or fewer of the total number of shares authorized under the 2010 Plan without respect to these minimum vesting requirements.

Performance Goals. All options and SARs granted under the 2010 Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Committee may designate any other award granted under the 2010 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

– Revenue/sales
– Customer orders
– Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)
– Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)
– Net income (before or after taxes, operating income or other income measures)

– Cash (cash flow, cash generation or other cash measures)
– Stock price or performance
– Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)
– Economic value added
– Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);
– Market share
– Improvements in capital structure
– Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)
– Business expansion or consolidation (acquisitions and divestitures)
– Internal rate of return or increase in net present value
– Working capital targets relating to inventory and/or accounts receivable
– Technical, operational and/or project goals
– Selection for production programs (“design wins”)
– Productivity measures
– Cost reduction measures

The Committee must establish such goals within 90 days after the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. The Committee may provide, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for specified circumstances or events that occur during a performance period, including but not limited to: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders  for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.

Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distributions; provided, however, that the Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award,

 (A) upon the occurrence of a change in control of the Company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board:

•	all of that participant’s outstanding options, SARs, and other awards will become fully vested and exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

•
the payout opportunities attainable under all of that participant’s outstanding performance-based awards will be deemed to have been fully earned, based on an assumed achievement of the “target” level of performance goals.

(B) with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within twelve months after the effective date of the change in control, a participant’s employment is terminated without cause or the participant resigns for good reason, then:

•
all of that participant’s outstanding options, SARs, and other awards that would otherwise have become vested and exercisable within 24 months following the effective date of the change in control will become fully vested and exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards that would otherwise have lapsed within 24 months following the effective date of the change in control will lapse; and

•
the payout opportunities attainable under all of that participant’s outstanding performance-based awards that would have been eligible to have been earned within 24 months following the effective date of the change in control will be deemed to have been fully earned, based on an assumed achievement of the “target” level of performance goals.

In the case of either (A) or (B) above, there shall be a prorata payout of the performance-based awards to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required, such as by Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the change in control or termination of employment, as applicable.

Acceleration of Awards for Other Reasons.  In addition, the Committee may, in its discretion, accelerate the vesting and/or payment of awards upon the death, disability or termination of service of a participant for any other reason, or upon the occurrence of a change in control. The Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments. In the event of a transaction between the Company and its stockholders that causes the per-share value of the Company’s common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2010 Plan will be adjusted proportionately, and the Committee must make such adjustments to the 2010 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the 2010 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Termination and Amendment. The Board or the Committee may, at any time and from time to time, terminate or amend the 2010 Plan, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. In addition, the Board or the Committee may condition any amendment on the approval the stockholders for any other reason. No termination or amendment of the 2010 Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above, outstanding stock options cannot be repriced, directly or indirectly, without stockholder approval. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require stockholder approval.

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2010 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2010 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the 2010 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Cash-Based Performance Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based performance award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A.  The Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and SARs that comply with the terms of the Plan, are designed to be exempt from the application of Code Section 409A. Restricted and deferred stock units, cash-based awards and certain other stock-based awards granted under the Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2010 Plan.

Benefits to Named Executive Officers and Others

As of June 28, 2010, no awards had been granted under the 2010 Plan. Awards will be made at the discretion of the Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2010 Plan in the future.

Vote Required and Board of Directors Recommendation

Approval of the 2010 Plan requires that a majority of the total votes cast on the proposal be voted in favor of the proposal. If you indicate “ABSTAIN” on your proxy card, it will have the same effect as a vote against approval of the 2010 Plan. If you hold your shares in street name and you do not provide voting instructions to your bank or broker, it will have no impact on the outcome of Proposal No. 2, as broker non-votes are not entitled to vote on the matter.

The Board of Directors recommends a vote “FOR” approval of the AuthenTec, Inc. 2010 Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has selected an independent auditor to audit our consolidated financial statements for the fiscal year ending 2010 to be PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP has acted as our independent auditors since its appointment in fiscal year 2007. A representative from the PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Although ratification by the stockholders of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by law or by our Bylaws, our Audit Committee believes it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by the independent auditors in auditing our financial statements and the effectiveness of our internal control over financial reporting. If this selection is not ratified at the Annual Meeting, our Audit Committee intends to reconsider its selection of independent auditors for the fiscal year ending December 31, 2010.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to us for the fiscal years ended January 1, 2010 and January 2, 2009 by PricewaterhouseCoopers LLP:

	Fiscal 2009	Fiscal 2008
Audit Fees (1)	$667,047	$550,712
Audited Related Fees (2)	178,155
Tax Fees (3)	–	–
All Other Fees (4)	1,500	1,500
Total Fees	$846,702	$552,212

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported above under the caption “Audit Fees.” For 2009 these services consisted of due diligence and accounting consultations related to acquisitions.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.
(4)
All Other Fees consist of fees for products and services other than the services reported above under the captions “Audit Fees,” “Audit Related Fees” and “Tax Fees.” All other fees for 2009 and 2008 consist of fees for research tools provided on a subscription basis.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. Pre-approval is generally based on independence, qualifications, and performance. The Audit Committee may establish pre-approval policies for any engagement to render services if the policies are detailed as to the services and the committee is informed about the services for which each independent auditor is engaged at the next scheduled meeting. The Audit Committee may also delegate to committee members the authority to grant pre-approval provided the decisions made by the members is presented to the committee at the next scheduled meeting. The Audit Committee approved 100% of the fees for all audit and non-audit related services provided by PricewaterhouseCoopers LLP during the fiscal year ended January 1, 2010.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2010.  Proxies received by our Board of Directors will be so voted unless stockholders specify in their proxies a contrary choice.

AUDIT COMMITTEE REPORT ON
AUDITED FINANCIAL STATEMENTS
For the Year Ended January 1, 2010

The Audit Committee of the Board of Directors is comprised of three independent directors as of the date of this report: William Washecka, Matthew P. Crugnale and Gustav H. Koven III.

We operate under the written charter adopted by the Board of Directors, and are responsible for overseeing the Company’s financial reporting processes on behalf of the Board of Directors.  We also recommend to the Board of Directors, the selection of the Company’s independent registered public accounting firm.

Management is responsible for preparing the Company’s financial statements, maintaining effective internal control over financial reporting and assessing the effectiveness of the internal control over financial reporting.  The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports on the results of their audit.  In this context, we have met and held discussions with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.  Management represented to us that the Company’s financial statements were prepared in accordance with United States generally accepted accounting principles, and we have reviewed and discussed the financial statements with management and the independent registered public accounting firm.

We discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statements on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1. AU Section 380), as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from the Company and its management, including the matters in the written disclosures and the letter provided by the independent auditors to the Audit Committee as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has considered the compatibility of non-audit services with the auditor’s independence.  We further considered whether the provision by PricewaterhouseCoopers LLP of the non-audit services described elsewhere in this proxy statement is compatible with maintaining the auditors’ independence.

Based on our discussion with management and the independent registered public accounting firm and our review of the representation of management and the disclosures by the independent registered public accounting firm to the Audit Committee, we recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 1, 2010, for filing with the Securities and Exchange Commission.  We and the Board of Directors have also recommended the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 subject to stockholder ratification.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those acts.

William Washecka, Chairman
Matthew P. Crugnale
Gustav H. Koven III

STOCKHOLDER PROPOSALS OR NOMINATIONS
TO BE PRESENTED AT THE 2011 ANNUAL MEETING

A stockholder proposal for business to be brought before the 2011 Annual Meeting of Stockholders (other than nominations of persons to serve as directors) will be acted upon only in the following circumstances:

•
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement — To be considered for inclusion in next year’s proxy statement, stockholder proposals, submitted in accordance with the SEC’s Rule 14a-8, must be received at our principal executive officers no later than the close of business on February 28, 2011 and comply with all applicable SEC rules.

•
Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting of Stockholders — Any stockholder proposal or recommendation of persons for nomination to our Board of Directors that is not submitted for inclusion in next year’s proxy statement under the SEC's Rule 14a-8 but is instead sought to be presented directly at the 2011 Annual Meeting of Stockholders should be received at our principal executive offices not less than 90 days (April 27, 2011) nor more than 120 days in advance (March 28, 2011) of the anniversary of the 2010 Annual Meeting.  However, if the 2011 Annual Meeting is more than 30 days before or more than 70 days after the anniversary of the 2010 Annual Meeting, the stockholder must submit notice of any such proposal or nomination that is not made pursuant to the SEC's Rule 14a-8 by the 90th day before the 2011 Annual Meeting or, if the first public announcement of the date of the 2011 Annual Meeting is made less than 100 days prior to the date of the 2011 Annual Meeting, by the 10th day following the day on which such public announcement was made. All recommendations of persons for nomination must contain the information specified in and otherwise comply with our Bylaws.

All stockholder proposals and recommendations of persons for nomination to the Board should be sent to AuthenTec, Inc., 100 Rialto Place, Suite 100, Melbourne, Florida 32901, Attention: Corporate Secretary.

ANNUAL REPORT

Our Annual Report for the fiscal year ended January 1, 2010 (the “Annual Report”), including financial statements, is being mailed to our stockholders with this proxy statement. The Annual Report contains our Annual Report on Form 10-K filed with the SEC on March 17, 2010.   However, the Annual Report does not contain our Amendment No. 1 on Form 10-K/A (“Amendment No. 1”) filed with the SEC on April 30, 2010, because the information in Amendment No. 1 is contained in this proxy statement.  Additional copies of our Annual Report and copies of Amendment No. 1 are available, without charge, upon written request directed to AuthenTec, Inc., Investor Relations, at the corporate address set forth above.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2010 Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors

/s/ Frederick Jorgenson
Frederick Jorgenson
Vice President, General Counsel, and Secretary

June 28, 2010

Appendix A

INFORMATION CONCERNING PARTICIPANTS
IN AUTHENTEC’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name, business address and present principal occupation or employment of our directors and nominees, as well as the name, principal occupation and business and address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2010 Annual Meeting of stockholders.

Directors and Nominees

The principal occupation of our directors and nominees who are considered “participants” in our solicitation are set forth under the “Proposal No. 1 - Election of Directors” section of this proxy statement. The name and business address, and address of the organization of employment, of our directors and nominees are as follows:

Name	Business Address
F. Scott Moody	c/o AuthenTec, Inc.,100 Rialto Place, Suite 100, Melbourne, FL 32901
Matthew P. Crugnale	Crugnale & Associates, 225 Crossroads Blvd, Box 418,
Carmel-by-the-Sea, CA 93923-8649
Chris Fedde	SafeNet, Inc., 4690 Millennium Drive, Belcamp, MD 21017
Gustav H. Koven III	BrownSavano Direct Capital Partners, LP, 901 S. Bond St., Suite 400,
Baltimore, MD 21231
William Washecka	c/o AuthenTec, Inc., 100 Rialto Place, Suite 100, Melbourne, FL 32901

Officers

The principal occupations of our executive officers who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is AuthenTec, Inc.,100 Rialto Place, Suite 100, Melbourne, FL 32901.

F. Scott Moody	Director and Chief Executive Officer
Larry Ciaccia	President
Gary R. Larsen	Chief Financial Officer
Frederick R. Jorgenson	Vice President—General Counsel

Information Regarding Ownership of the Company’s Securities by the Participants

The number of shares of Common Stock beneficially owned or held as of June 4, 2010 by the persons listed above under “Directors and Nominees” and “Officers and Employees” is set forth above under the “Principal Stockholders and Stock Ownership by Management” section of this proxy statement.

Shares of our common stock owned of record by each of our directors, named executive officers and other participants are beneficially owned by such person.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth all transactions that may be deemed purchases and sales of shares of Common Stock by the individuals who are considered “participants” in our solicitation of proxies between June 28, 2008 and June 28, 2010. Except where otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plan, and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares (#)	Transaction Type
F. Scott Moody	4/1/2009	98,040	(4)
	4/1/2009	75,000	(4)
	4/1/2009	12,300	(4)
	3/2/2009	14,400	(1)
	9/16/2008	187,037	(3)(5)
	9/16/2008	158,590	(5)
	8/1/2008	12,500	(5)
	8/1/2008	12,500	(5)
	6/5/2008	15,550	(1)
	6/2/2008	82,000	(4)
	5/28/2008	450	(1)
	5/19/2008 - 5/21/2008	18,300	(1)
	5/12/2008	7,700	(1)

Matthew P. Crugnale	6/1/2009	17,000	(4)
	1/7/2009	27,250	(1)
	1/7/2009	18,750	(5)
	1/7/2009	6,250	(5)
	1/7/2009	12,500	(5)
	6/2/2008	8,500	(4)
	4/29/2008	5,000	(1)

Chris Fedde	6/1/2009	17,000	(4)
	6/2/2008	8,500	(4)

Gustav H. Koven III	6/1/2009	17,000	(4)
	1/6/2009	4,920	(6)
	1/6/2009	805	(6)
	6/2/2008	8,500	(4)

William Washecka	6/1/2009	17,000	(4)
	7/1/2008	7,519	(4)
	7/1/2008	20,000	(4)

Gary R. Larsen	4/1/2009	42,500	(1)
	4/1/2009	39,216	(4)
	4/1/2009	8,600	(4)
	3/2/2009	4,000	(1)
	3/2/2009	163	(3)
	12/4/2008 - 12/8/2008	40,000	(2)
	6/4/2008	7,500	(1)
	6/4/2008	7,500	(5)
	6/3/2008	3,500	(4)
	6/2/2008	14,000	(4)
	5/21/2008	7,500	(1)
	5/21/2008	7,500	(5)
	5/21/2008	7,500	(5)
	5/7/2008	7,500	(1)
	5/7/2008	7,500	(5)
	5/7/2008	7,500	(5)

Frederick R. Jorgenson	4/1/2009	35,950	(4)
	4/1/2009	25,000	(4)
	3/2/2009	3,750	(1)
	3/2/2009	4,000	(4)
	3/2/2009	102	(3)
	6/3/2008	3,500	(4)
	6/2/2008	14,000	(4)
	5/28/2008	10,000	(1)
	5/28/2008	10,000	(5)
	5/28/2008	10,000	(5)

Larry Ciaccia	6/1/2009	205	(3)
	4/1/2009	53,000	(4)
	4/1/2009	49,020	(4)
	4/1/2009	15,000	(4)
	4/1/2009	9,500	(4)
	3/2/2009	10,000	(1)
	3/2/2009	2,500	(4)
	1/2/2009	15,000	(4)
	10/1/2008	15,000	(4)
	8/1/2008	15,000	(4)
	6/3/2008	10,000	(4)
	6/2/2008 - 6/3/2008	10,000	(4)
	6/2/2008	50,000	(4)

5/28/2008	2,500	(5)
5/27/2008 - 5/28/2008	6,200	(1)
5/27/2008 - 5/28/2008	6,200	(5)
5/27/2008	3,700	(5)
5/22/2008	2,700	(5)
5/21/2008 - 5/22/2008	6,300	(1)
5/21/2008 - 5/22/2008	6,300	(5)
5/21/2008	3,600	(5)
5/14/2008	2,500	(1)
5/14/2008	2,500	(5)
5/14/2008	2,500	(5)
4/29/2008	14,500	(1)
4/29/2008	17,500	(5)
4/29/2008	17,500	(5)

(1)	Sale
(2)	Purchase
(3)	Shares withheld to satisfy tax withholding obligations in connection with the vesting of restricted stock
(4)	Option Award
(5)	Stock Option Exercise
(6)	Other

Miscellaneous Information Regarding Participants

Except as described in this Appendix or the proxy statement, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of our Company or any of our subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix A or the proxy statement, none of the participants’ associates beneficially owns, directly or indirectly, any of our securities.

Other than as disclosed in this Appendix A or the proxy statement, neither we nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the Annual Meeting or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as disclosed in the proxy statement and to our knowledge, none of us, the participants or any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other than as set forth in this Appendix A or the proxy statement, neither we nor any of the participants listed above or any of their associates have or will have any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

Appendix B

AUTHENTEC, INC.
2010 INCENTIVE PLAN

AUTHENTEC, INC.
2010 INCENTIVE PLAN

ARTICLE 1	PURPOSE	1
1.1	General	1
ARTICLE 2	DEFINITIONS	1
2.1	Definitions	1
ARTICLE 3	EFFECTIVE TERM OF PLAN	7
3.1	Effective Date	7
3.2	Term of Plan	7
ARTICLE 4	ADMINISTRATION	7
4.1	Committee	7
4.2	Actions and Interpretations by the Committee	8
4.3	Authority of Committee	8
4.4	Delegation	9
4.5	Indemnification	9
ARTICLE 5	SHARES SUBJECT TO THE PLAN	10
5.1	Number of Shares	10
5.2	Share Counting	10
5.3	Stock Distributed	11
5.4	Limitation on Awards	11
5.5	Minimum Vesting Requirements	12
ARTICLE 6	ELIGIBILITY	12
6.1	General	12
ARTICLE 7	STOCK OPTIONS	12
7.1	General	12
7.2	Incentive Stock Options	13
ARTICLE 8	STOCK APPRECIATION RIGHTS	14
8.1	Grant of Stock Appreciation Rights	14
ARTICLE 9	RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS	15
9.1	Grant of Restricted Stock, Restricted Stock Units and Deferred Stock Units	15

-i-

9.2	Issuance and Restrictions	15
9.3	Dividends on Restricted Stock	15
9.4	Forfeiture	16
9.5	Delivery of Restricted Stock	16
ARTICLE 10	PERFORMANCE AWARDS	16
10.1	Grant of Performance Awards	16
10.2	Performance Goals	16
ARTICLE 11	QUALIFIED STOCK-BASED AWARDS	17
11.1	Options and Stock Appreciation Rights	17
11.2	Other Awards	17
11.3	Performance Goals	18
11.4	Inclusions and Exclusions from Performance Criteria	18
11.5	Certification of Performance Goals	19
11.6	Award Limits	19
ARTICLE 12	DIVIDEND EQUIVALENTS	19
12.1	Grant of Dividend Equivalents	19
ARTICLE 13	STOCK OR OTHER STOCK-BASED AWARDS	20
13.1	Grant of Stock or Other Stock-Based Awards	20
ARTICLE 14	PROVISIONS APPLICABLE TO AWARDS	20
14.1	Award Certificates	20
14.2	Form of Payment of Awards	20
14.3	Limits on Transfer	20
14.4	Beneficiaries	21
14.5	Stock Trading Restrictions	21
14.6	Effect of a Change in Control	21
14.7	Acceleration for Other Reasons	22
14.8	Forfeiture Events	23
14.9	Substitute Awards	23
ARTICLE 15	CHANGES IN CAPITAL STRUCTURE	23
15.1	Mandatory Adjustments	23
15.2	Discretionary Adjustments	24
15.3	General	24

-ii-

ARTICLE 16	AMENDMENT, MODIFICATION AND TERMINATION	24
16.1	Amendment, Modification and Termination	24
16.2	Awards Previously Granted	25
16.3	Compliance Amendments	25
ARTICLE 17	GENERAL PROVISIONS	26
17.1	Rights of Participants	26
17.2	Withholding	26
17.3	Special Provisions Related to Section 409A of the Code	27
17.4	Unfunded Status of Awards	28
17.5	Relationship to Other Benefits	28
17.6	Expenses	29
17.7	Titles and Headings	29
17.8	Gender and Number	29
17.9	Fractional Shares	29
17.10	Government and Other Regulations	29
17.11	Governing Law	30
17.12	Severability	30
17.13	No Limitations on Rights of Company	30
17.14	Indemnification	30

-iii-

AUTHENTEC, INC.
2010 INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1.           GENERAL.  The purpose of the AuthenTec, Inc. 2010 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Authentec, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.  Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

2.1.           DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context.  The following words and phrases shall have the following meanings:

(a)           “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)           “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Dividend Equivalents, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)           “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.  Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan.  The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)           “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e)           “Board” means the Board of Directors of the Company.

(f)           “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, material breach by the Participant of any published Company code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.  The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g)           “Change in Control” means: (i) the acquisition (other than from the Company) by any Person, as defined in this Section 2.1(g), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that a Change in Control shall not include a Public Offering; and provided, further, that for purposes of any Award or subplan that constitutes a “nonqualified deferred compensation plan,” within the meaning of Code Section 409A, the Administrator, in its discretion, may specify a different definition of Change in Control in order to comply with the provisions of Code Section 409A. For purposes of this Section 2.1(g), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of Shares in a Public Offering.

(h)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.  For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i)           “Committee” means the committee of the Board described in Article 4.

(j)           “Company” means AuthenTec, Inc., a Delaware corporation, or any successor corporation.

(k)           “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations.  Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.  Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l)           “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(m)           “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n)           “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer.  If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code.  In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o)           “Dividend Equivalent” means a right granted to a Participant under Article 12.

(p)           “Effective Date” has the meaning assigned such term in Section 3.1.

(q)           “Eligible Participant” means an employee (including a leased employee), officer, consultant or director of the Company or any Affiliate.

(r)           “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s)           “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(t)           “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(u)           “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate.  If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(v)           “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process.  Notice of the grant shall be a provided to the grantee within a reasonable time after the Grant Date.

(w)           “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(x)           “Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, (b) a “non-employee” director under Rule 16b-3 of the 1934 Act, and (c) an “outside” director under Section 162(m) of the Code.

(y)           “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(z)           “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(aa)           “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(bb)           “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(cc)           “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(dd)           “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ee)           “Performance Award” means any award granted under the Plan pursuant to Article 10.

(ff)           “Plan” means the AuthenTec, Inc. 2010 Incentive Plan, as amended from time to time.

(gg)           “Public Offering” means a public offering of any class or series of the Company’s equity securities pursuant to a registration statement filed by the Company under the 1933 Act.

(hh)           “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(ii)           “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(jj)           “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(kk)           “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ll)           “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(mm)           “Shares” means shares of the Company’s Stock.  If there has been an adjustment or substitution pursuant to Article 15, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 15.

(nn)           “Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(oo)           “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(pp)           “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(qq)           “1933 Act” means the Securities Act of 1933, as amended from time to time.

(rr)           “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1.           EFFECTIVE DATE.  Subject to the approval of the Plan by the Company’s shareholders within 12 months after the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board (the “Effective Date”).

3.2.           TERMINATION OF PLAN.  Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the shareholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval.  The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

ARTICLE 4
ADMINISTRATION

4.1.           COMMITTEE.  The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board.  It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award.  However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.  The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.  Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan.  The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes.  To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.  To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.  Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors under the Plan shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors that is approved and administered by a committee of the Board consisting solely of Independent Directors.

4.2.           ACTION AND INTERPRETATIONS BY THE COMMITTEE.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.  The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.  No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3.           AUTHORITY OF COMMITTEE.  Except as provided in Section 4.1 and 4.5 hereof, the Committee has the exclusive power, authority and discretion to:

(a)	Grant Awards;

(b)	Designate Participants;

(c)           Determine the type or types of Awards to be granted to each Participant;

(d)           Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)           Determine the terms and conditions of any Award granted under the Plan;

(f)           Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)           Decide all other matters that must be determined in connection with an Award;

(h)           Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i)           Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j)           Amend the Plan or any Award Certificate as provided herein; and

(k)           Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

4.4.           DELEGATION.  The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award.  The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5.           INDEMNIFICATION.  Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1.           NUMBER OF SHARES.  Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 2,200,000, plus a number of additional Shares (not to exceed 3,000,000) underlying awards outstanding as of the Effective Date under the Company’s 2007 Stock Incentive Plan and 2004 Stock Incentive Plan (the “Prior Plans”) that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason.  The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 2,200,000.  From and after the Effective Date, no further awards shall be granted under the Prior Plans and the Prior Plans shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2.           SHARE COUNTING.  Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

 (a)           To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b)           Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c)           Shares withheld or repurchased from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(d)           If the exercise price of an Option is satisfied in whole or in part by delivering Shares to the Company (by either actual delivery or attestation), the number of Shares so tendered (by delivery or attestation) shall be added to the Plan share reserve and will be available for issuance pursuant to Awards granted under the Plan.

(e)           To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to other Awards granted under the Plan.

(f)           To the extent that the full number of Shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(g)           Substitute Awards granted pursuant to Section 14.9 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(h)           Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3.           STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.           LIMITATION ON AWARDS.  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a)           Options.  The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 500,000.

(b)           SARs.  The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 500,000.

(c)           Restricted Stock or Restricted Stock Units.  The maximum aggregate number of Shares underlying of Awards of Restricted Stock or Restricted Stock Units under the Plan in any 12-month period to any one Participant shall be 500,000.

(d)           Other Stock-Based Awards.  The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any 12-month period to any one Participant shall be 500,000 Shares.

(e)           Cash-Based Awards.  The maximum aggregate amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company shall be $1,000,000.

5.5.           MINIMUM VESTING REQUIREMENTS.  Except in the case of substitute Awards granted pursuant to Section 14.9, Full-Value Awards granted under the Plan to an Eligible Participant shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation.  Notwithstanding the foregoing, (i) the Committee may permit acceleration of vesting of such Full-Value Awards in the event of the Participant’s death, Disability, or retirement, or the occurrence of a Change in Control (subject to the requirements of Article 11 in the case of Qualified Performance-Based Awards), and (ii) the Committee may grant Full-Value Awards covering 10% or fewer of the total number of shares authorized under the Plan without respect to the above-described minimum vesting requirements.

ARTICLE 6
ELIGIBILITY

6.1.           GENERAL.  Awards may be granted only to Eligible Participants.  Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.  Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7
STOCK OPTIONS

7.1.           GENERAL.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)           EXERCISE PRICE.  The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.9) shall not be less than the Fair Market Value as of the Grant Date.

(b)           PROHIBITION ON REPRICING.  Except as otherwise provided in Section 15.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c)           TIME AND CONDITIONS OF EXERCISE.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e), including a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding.  The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)           PAYMENT.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants.  As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made in, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e)           EXERCISE TERM.  Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f)           NO DEFERRAL FEATURE.  No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)           NO DIVIDEND EQUIVALENTS.  No Option shall provide for Dividend Equivalents.

7.2.           INCENTIVE STOCK OPTIONS.  The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code.  Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years.  If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1.           GRANT OF STOCK APPRECIATION RIGHTS.  The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)           RIGHT TO PAYMENT.  Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1)             The Fair Market Value of one Share on the date of exercise; over

(2)             The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)           PROHIBITION ON REPRICING.  Except as otherwise provided in Section 15.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c)           TIME AND CONDITIONS OF EXERCISE.  The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, including a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding.  Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d)           NO DEFERRAL FEATURE.  No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e)           NO DIVIDEND EQUIVALENTS.  No SAR shall provide for Dividend Equivalents.

(f)           OTHER TERMS.  All SARs shall be evidenced by an Award Certificate.  Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

ARTICLE 9
RESTRICTED STOCK, RESTRICTED STOCK UNITS
AND DEFERRED STOCK UNITS

9.1.           GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS.  The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.  An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2.           ISSUANCE AND RESTRICTIONS.  Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.  Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3           DIVIDENDS ON RESTRICTED STOCK.  In the case of Restricted Stock, the Committee may provide that ordinary cash dividends declared on the Shares before they are vested (i) will be forfeited, (ii) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof), or (iii) in the case of Restricted Stock that is not subject to performance-based vesting, will be paid or distributed to the Participant as accrued (in which case, such dividends must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture).  Unless otherwise provided by the Committee, dividends accrued on Shares of Restricted Stock before they are vested shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant.

9.4.           FORFEITURE.  Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5.           DELIVERY OF RESTRICTED STOCK.  Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant.  If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10
PERFORMANCE AWARDS

10.1.           GRANT OF PERFORMANCE AWARDS.  The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee.  Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3.  All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2.           PERFORMANCE GOALS.  The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee.  Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.  The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 11
QUALIFIED PERFORMANCE-BASED AWARDS

11.1.           OPTIONS AND STOCK APPRECIATION RIGHTS.  The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

11.2.           OTHER AWARDS.  When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption.  If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

— Revenue/sales
— Customer orders
— Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)
— Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)
— Net income (before or after taxes, operating income or other income measures)
— Cash (cash flow, cash generation or other cash measures)
— Stock price or performance
— Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)
— Economic value added
— Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);
— Market share
— Improvements in capital structure

— Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)
— Business expansion or consolidation (acquisitions and divestitures)
— Internal rate of return or increase in net present value
— Working capital targets relating to inventory and/or accounts receivable
— Technical, operational and/or project goals
— Selection for production programs (“design wins”)
— Productivity measures
— Cost reduction measures

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate.  Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period.  Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3.           PERFORMANCE GOALS.  Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period.  In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4.           INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA.  The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5.           CERTIFICATION OF PERFORMANCE GOALS.  Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.  Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6.           AWARD LIMITS.  Section 5.4 sets forth (i) the maximum number of Shares that may be granted in any one-year period to a Participant in designated forms of stock-based Awards, and (ii) the maximum aggregate dollar amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company.

ARTICLE 12
DIVIDEND EQUIVALENTS

12.1.           GRANT OF DIVIDEND EQUIVALENTS.  The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee.  Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee.  The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested, or (ii) except in the case of Performance Awards, will be paid or distributed to the Participant as accrued (in which case, such Dividend Equivalents must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture).  Unless otherwise provided by the Committee, Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant.

ARTICLE 13
STOCK OR OTHER STOCK-BASED AWARDS

13.1.           GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (but subject to the last sentence of Section 5.5) Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries.  The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS

14.1.           AWARD CERTIFICATES.  Each Award shall be evidenced by an Award Certificate.  Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

14.2.           FORM OF PAYMENT FOR AWARDS.  At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine.  In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions.  Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

14.3.           LIMITS ON TRANSFER.  No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate.  No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4.           BENEFICIARIES.  Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

14.5.           STOCK TRADING RESTRICTIONS.  All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6.           EFFECT OF A CHANGE IN CONTROL.  The provisions of this Section 14.6 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a)           Awards not Assumed or Substituted by Surviving Entity.  Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based on an assumed achievement of all relevant performance goals at the “target” level, and, subject to Section 17.3, there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control.  Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b)           Awards Assumed or Substituted by Surviving Entity.  With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within 12 months after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then

(i) the portion of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised that  would have become vested and exercisable within 24 months following the effective time of the Change in Control shall become fully exercisable,

(ii) all time-based vesting restrictions on his or her outstanding Awards that would have lapsed within 24 months following the effective time of the Change in Control shall lapse, and

(iii) the payout level under all of that Participant’s performance-based Awards that (A) were outstanding immediately prior to the  effective time of the Change in Control, and (B) would have been eligible to have been earned within 24 months following the effective time of the Change in Control, shall be determined and deemed to have been earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment.  With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason.  Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7.           ACCELERATION FOR OTHER REASONS.  Regardless of whether an event has occurred as described in Section 14.6 above, and subject to Article 11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the death, Disability or termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare.  The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.7.

14.8.           FORFEITURE EVENTS.  The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

14.9.           SUBSTITUTE AWARDS.  The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation.  The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15
CHANGES IN CAPITAL STRUCTURE

15.1.           MANDATORY ADJUSTMENTS.  In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.  Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable.  Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.  Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2           DISCRETIONARY ADJUSTMENTS.  Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing.  The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3           GENERAL.  Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2.  To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION

16.1.           AMENDMENT, MODIFICATION AND TERMINATION.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2.           AWARDS PREVIOUSLY GRANTED.  At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)           Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)           The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c)           Except as otherwise provided in Section 15.1, the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)           No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.  An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3.           COMPLIANCE AMENDMENTS.  Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.  By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17
GENERAL PROVISIONS

17.1.           RIGHTS OF PARTICIPANTS.

(a)           No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan.  Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)           Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)           Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d)           No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2.           WITHHOLDING.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan.  The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.  Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.  All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3.           SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)           General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code.  The Plan and all Award Certificates shall be construed in a manner that effects such intent.  Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed.  Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)           Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition).  This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined.  If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service, as applicable, as applicable.

(c)           Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(d)           Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant's death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e)           Installment Payments.  If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment.  For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

17.4.           UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.  In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards.  This Plan is not intended to be subject to ERISA.

17.5.           RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.  Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.6.           EXPENSES.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7.           TITLES AND HEADINGS.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8.           GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9.           FRACTIONAL SHARES.  No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10.           GOVERNMENT AND OTHER REGULATIONS.

(a)           Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)           Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee.  Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.  The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled.  The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11.           GOVERNING LAW.  To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

17.12.           SEVERABILITY.  In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

17.13.           NO LIMITATIONS ON RIGHTS OF COMPANY.  The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.  The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person.  If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

17.14.           INDEMNIFICATION.  Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

The foregoing is hereby acknowledged as being the AuthenTec, Inc. 2010 Incentive Plan as adopted by the Board on June 13, 2010 and by the shareholders on _____________, 2010.

AUTHENTEC, INC.

By:  __________________________

Its: ___________________________